                              DATED 24th July 1998

                     CLIVE DAVIES, STEPHEN CANTLE AND OTHERS

                                      and -

                          HEALTHWORLD HOLDINGS LIMITED


               --------------------------------------------------

                                    AGREEMENT

                for the sale and purchase of the share capital of

                 Colwood House Medical Publications (UK) Limited

              ----------------------------------------------------


                                    RAKISONS

                                 Clements House

                              14/18 Gresham Street

                                 London EC2V 7JE

                         Telephone: +44 (0)171 367 8000

                            Fax: +44 (0)171 367 8001

                               TABLE OF CONTENTS

1   DEFINITIONS..............................................................1
2   AGREEMENT FOR SALE.......................................................7
3   CONSIDERATION............................................................7
4   DEFERRED CONSIDERATION..................................................10
5   NET ASSETS..............................................................13
6   COMPLETION..............................................................15
7   WARRANTIES AND INDEMNITY BY THE VENDORS.................................18
8   ASSIGNMENT AND SUCCESSIONS..............................................19
9   RESTRICTIVE AGREEMENT...................................................20
10  ANNOUNCEMENTS...........................................................22
11  COSTS...................................................................22
12  COMMUNICATIONS..........................................................22
13  INVALIDITY..............................................................23
14  PROPER LAW..............................................................23
15  REsCISSION..............................................................24
SCHEDULE 1 - VENDORS' HOLDINGS..............................................25
SCHEDULE 2 - DETAILS OF THE COMPANY.........................................26
SCHEDULE 3 - WARRANTIES.....................................................27

   1   ACCOUNTS.............................................................27
   2   CORPORATE MATTERS....................................................28
   3   TAXATION.............................................................30
   4   FINANCE..............................................................41
   5   TRADING..............................................................43
   6   ENVIRONMENTAL WARRANTIES.............................................49
   7   EMPLOYMENT...........................................................50
   8   ASSETS...............................................................52
   9   PROPERTIES...........................................................54
SCHEDULE 4 - DEED OF INDEMNITY..............................................56
SCHEDULE 5 - EARNOUT PROTECTION.............................................63
SCHEDULE 6 - LIMITATIONS OF LIABILITY.......................................66

DATED:
PARTIES:

1.                "Vendors":   the persons whose names and addresses are set out
                               in column 1 of Schedule 1;
2.                "Purchaser": Healthworld Holdings Limited (registered number
                               3458882) whose registered office is at 1 Thames
                               Street, Windsor, Berkshire, SL4 1PL

                  OPERATIVE PROVISIONS

1                 DEFINITIONS

1.1 In this agreement, including the Schedules (other than Schedule 4), the following words and expressions have the meanings stated, unless they are inconsistent with the context:

                  "Actual Net Assets"

                  the issued share capital of the Company plus or minus the amount standing to the credit of or debited to reserves (including profit and loss account), as shown in the Completion Accounts.

                  "Agreed Form"

                  a form agreed between the parties, a copy of which has been initialled for the purpose of identification by their respective solicitors.

                  "April 1998 Profits"

                  (pound)642,055.

                  "Associate"

                  (in relation to an individual):
                  any relative, that is any issue, spouse, brother, sister or parent;

                  any company which is, or may be, directly or indirectly controlled (within the meaning given in ICTA s840) by the individual or any relative, or by any two or more of them;

                  (in relation to a company) any Subsidiary or holding company of the company, and any other Subsidiary of any holding company of the company, "holding company" having the same meaning as in CA s736; and for this purpose a company is controlled by one or more persons if he or they can exercise more than fifty per cent of the voting rights in it.

                  "Bonus"

                  the amount including employer and employee national insurance and tax to be paid pursuant to clause 4.9.10.

                  "Business Days"

                  a day (other than a Saturday or Sunday or a UK public holiday) on which clearing banks are open for business in England.

                  "CA"

                  Companies Act 1985.

                  "CAA"

                  Capital Allowances Act 1990.

                  "Companies Acts"

                  CA, the former Companies Acts (within the meaning of CA s735(1)) and the Companies Act 1989.

                  "Company"

                  Colwood House Medical Publications (UK) Limited (a company incorporated in England and Wales) details of which are set out in Schedule 2.

                  "Completion"

                  completion of the purchase of the Shares in accordance with clause 6.

                  "Completion Accounts"

                  the balance sheet of the Company as at 30 June 1998 and the profit and loss account for the period from the Last Accounts Date to 30 June 1998, prepared in accordance with clause 5.2.

                  "Completion Date"

                  the date of this agreement.

                  "Consideration"

                  the aggregate of the Initial Consideration, the First Deferred Payment and the Second Deferred Payment.

                  "Deed of Indemnity"

                  a deed in the form set out in Schedule 4.

                  "Deferred Consideration"

                  the First Deferred Payment and the Second Deferred Payment.

                  "Deferred Consideration Loan Note Instrument"

                  the loan note instrument to be guaranteed by Bank of Scotland for payment of the First Deferred Payment and/or the Second Deferred Payment in the Agreed Form.

                  "Deficit"

                  the amount by which the Actual Net Assets are less than the Relevant Net Assets.

                  "Disclosure Letter"

                  the disclosure letter, of today's date, from the Warrantors to the Purchaser but excluding the accompanying documents.

                  "FA"

                  Finance Act.

                  "FRS"

                  a financial reporting standard issued or adopted by The Accounting Standards Board Limited.

                  "First Deferred Payment"

                  a sum equal to the lower of (i) (pound)4.5 x (the amount that the Relevant 1999 Profits exceed the April 1998 Profits) - (pound)18,000 and (ii) (pound)982,000

                  "First Tranche Loan Notes"

                  the loan notes to be issued pursuant to the First Tranche Loan
                  Note Instrument.

                  "First Tranche Loan Note Instrument"

                  the loan note instrument guaranteed by Bank of Scotland for payment of part of the Initial Consideration in the Agreed Form.

                  "Freehold Property"

                  the freehold property known as The Mitfords, Basingstoke Road, Three Mile Cross, Reading, Berkshire RG7 1AT registered at HM Land Registry under title number BK236792.

                  "ICTA"

                  Income and Corporation Taxes Act 1988.

                  "Initial Consideration"

                  that part of the Consideration payable in accordance with clause 3.1

                   "Intellectual Property Rights"

                   a patent, patent application, know-how, trade or service mark
                  (whether registered or unregistered), trade or service mark application, trade name and logo, registered design, design right, copyright, right in databases or other intellectual, industrial or commercial right similar to any of the foregoing in any jurisdiction.

                  "IHTA"

                  Inheritance Tax Act 1984.

                  "Joint Account"

                  the account with Bank of Scotland number 00405315 sort code 12-01-03 opened in the joint names of the Purchaser's Solicitors and the Vendors' Solicitors and designated client account re the Purchaser and the Vendors

                  "Joint Account Letter"

                  the letter from the Vendors and the Purchaser to the Vendors' Solicitors and the Purchaser's Solicitors and in the Agreed Form.

                  "Last Accounts"

                  the audited balance sheet of the Company, as at the Last Accounts Date, and the audited profit and loss account of the Company for the year ended on the Last Accounts Date and the directors' report and notes.

                  "Last Accounts Date"

                  30 April 1998.

                  "Leasehold Property"

                  the leasehold property known as Building M, Parkside Business Park, 15 Headley Road, Woodley, Reading, subject to the terms of the lease dated 1 August 1996 made between Stephen Russell Hicks, David John Hicks and John Leslie Hicks (1) and the Company (2).

                  "Loan Notes"

                  the First Tranche Loan Notes, Second Tranche Loan Notes and/or the Third Tranche Loan Notes.

                  "Planning Acts"

                  as defined in the Town and Country Planning Act 1990, s336.

                  "Pre-Completion Dividends"

                  the two interim dividends totalling(pound)700,000 in respect of the financial year ending 30 April 1999.

                  "1998 Profits"

                  the profits of the Company for the 6 months ended 31 December 1998 adjusted in accordance with clause 4.11.

                  "1999 Profits"

                  the profits of the Company for the 12 months ended 31 December 1999, adjusted in accordance with clause 4.11.

                  "2000 Profits"

                  the profits of the Company for the 12 months ended 31 December 2000, adjusted in accordance with clause 4.11.

                  "2001 Profits"

                  the profits of the Company for the 6 months ended 30 June 2001, adjusted in accordance with clause 4.11.

                  "Property"

                  the Freehold Property and the Leasehold Property.

                  "Purchaser's Accountants"

                  Arthur Andersen of Abbots House, Abbey Street, Reading,
                  RG1 3BD.

                  "Purchaser's Group"

                  the Purchaser and any Associates of the Purchaser.

                  "Purchaser's Solicitors"

                  Rakisons, Clements House,14/18 Gresham Street, London EC2V
                  7JE.

                  "Relevant Net Assets"
                  (pound)700,000, being the provisional value of the Actual Net Assets of the Company.

                  "Relevant 1999 Profits"

                  two thirds of the aggregate of the 1998 Profits and 1999 Profits (as the same is stated in the certificate referred to in clause 4.2.1 and as determined in accordance with clause 4).

                  "Relevant 2001 Profits"

                  the aggregate of:
                  the 1998 Profits;
                  the 1999 Profits;
                  the 2000 Profits; and
                  the 2001 Profits
                  (as the same is stated in the certificate referred to in clause 4.2.2 and as determined in accordance with clause 4) divided by 3.

                  "SSAP"

                  a statement of standard accounting practice published by the former Accounting Standards Committee or the present Accounting Standards Board Limited.

                  "Second Deferred Payment"

                  a sum equal to the lower of (i) 6.9 multiplied by the amount that the Relevant 2001 Profits exceeds the April 1998 Profits, less the First Deferred Payment and (ii) the sum of (pound)3,482,000 less the First Deferred Payment.

                  "Second Tranche Loan Notes"

                  loan notes to be issued in the form of the Deferred Consideration Loan Note Instrument in respect of the First Deferred Payment.

                  "Service Agreements"

                  the service agreements for each of the Vendors in the Agreed Form.

                  "Shares"

                  the 10,000 issued ordinary shares of (pound)1.00 each of the Company.

                  "Subsidiary"

                  a subsidiary as defined in CA s736 (as substituted by section 144(1) Companies Act 1989).

                  "Taxation"

                  the same meaning as in the Deed of Indemnity.

                  "TCGA"

                  Taxation of Chargeable Gains Act 1992

                  "TMA"

                  Taxes Management Act 1970.

                  "Third Tranche Loan Notes"

                  loan notes to be issued in the form of the Deferred Consideration Loan Note Instrument in respect of the Second Deferred Payment.

                  "U.K. GAAP"

                  UK generally accepted accounting principles applied on a consistent basis.

                  "VATA"

                  Value Added Tax Act 1994.

                  "Vendors' Accountants"

                  Kew Ford & Co, 60 High Street, Chobham, Surrey, GU24 8AA or such other accountants as the Vendors (or a majority of them) may notify to the Purchaser in writing from time-to-time.

                  "Vendors' Solicitors"

                  Cameron McKenna, Mitre House, 160 Aldersgate Street, London, EC1A 4DD

                  "Warranties"

                  the warranties set out in clause 7.1 and in Schedule 3.

                  "Warrantors"

                  Clive Davies and Stephen Cantle whose addresses are set out in column 1 of Schedule 1.

                  "Warranty Claim"

                  a claim made by the Purchaser for breach of any of the Warranties or a claim made by the Purchaser under the Deed of Indemnity.

1.2 Unless it is inconsistent with the context a reference to a statutory provision includes a reference to:

1.2.1 any statutory amendment, modification, consolidation or re-enactment (whether before or after the date of this agreement);

1.2.2 any statutory instruments or subordinate legislation or orders made pursuant to the statutory provision;

1.2.3 statutory provisions of which the statutory provision is an amendment, modification, consolidation or re-enactment;

1.2.4 but does not include a substituted provision (unless otherwise stated).

1.3 A reference to the Vendors or the Warrantors includes, where appropriate, their personal representatives.

1.4 Words denoting the singular include the plural and vice versa; words denoting one gender include all genders; words denoting persons include corporations and vice versa.

1.5 Unless otherwise stated, a reference to a clause or Schedule is a reference to a clause of, or Schedule to, this agreement.

1.6 Clause headings in this agreement and in the Schedules are for ease of reference only and do not affect the construction of any provision.

2                 AGREEMENT FOR SALE

2.1 Subject to the terms and conditions of this agreement, the Vendors shall sell with full title guarantee and the Purchaser shall purchase the Shares with all rights attaching to them (other than the right to the Pre-completion Dividends), with effect from the date of this agreement.

2.2 The Vendors waive any pre-emption rights they may have in relation to any of the Shares, whether under the articles of association of the Company or otherwise.

3                 CONSIDERATION

3.1 The Initial Consideration for the Shares shall (subject to adjustment in accordance with the provisions of clause 5) be the sum of (pound)3,240,000 which shall be paid or satisfied in cash and First Tranche Loan Notes to be issued at Completion in the amounts set out opposite the Vendors' respective names in sub-columns (a) and (b) of column 3 of
                  Schedule 1.

3.2 The balance of the Consideration, being the First Deferred Payment and the Second Deferred Payment, shall be paid in accordance with clause 4.

3.3               The Consideration shall, in any event, not exceed
                  (pound)6,722,000

3.4 The Vendors shall share the Consideration in the percentages set out opposite their respective names in column 4 of
                  Schedule 1.

3.5 The Purchaser shall not be entitled to set off from the\ Initial Consideration and, save as provided in clause
                  3.6, the Purchaser shall not be entitled to set-off from the First Deferred Payment and/or Second Deferred Payment any amount claimed by it under the Warranties or under the Deed of Indemnity.

3.6 In the event that, prior to the date on which any amount of the First Deferred Payment and/or Second Deferred Payment is payable or paid and/or prior to the date on which all the Loan Notes are redeemed, the Purchaser shall have given written notice to the Warrantors of a Warranty Claim in accordance with this agreement, the following provisions shall apply:

3.6.1 to the extent that any such claim or claims shall have been settled (as defined in clause 3.6.4) but shall not have been satisfied by a Warrantor prior to such date the Purchaser shall be entitled to treat its obligations to issue or redeem the relevant Loan Notes otherwise due to be issued or redeemed to that Warrantor on that date as being reduced pro tanto by the amount of such claim or claims;

3.6.2 to the extent that any such claim shall not have been settled (as defined in clause 3.6.4) but provided that (a) such claim is made in accordance with the terms of Schedule 6 and (b) a leading counsel of more than 10 years' call chosen by agreement between the Vendors' Solicitors and the Purchaser's Solicitors within 14 days of such claim being made or, in default of agreement within 7 days after request by the Vendors' Solicitors or the Purchaser's Solicitors, nominated at the instance of any party by the Chairman of the Bar Council shall have, as soon as practicable after being instructed, given a written opinion that such claim appears to be genuine and such claim will on a balance of probabilities succeed or such claim will have a greater than 50% chance of success (a "Qualifying Claim") then: (a) if the Purchaser intends to exercise a right of set-off over a Loan Note which is yet to be issued an amount equal to the total amount so claimed by the Purchaser from the relevant Warrantor pursuant thereto (in so far as it does not exceed the amount of the First Deferred Payment and/or Second Deferred Payment otherwise payable to that Warrantor) shall be deducted from the amount of the First Deferred Payment and/or the Second Deferred Payment and paid from the Joint Account and (to the extent that the Joint Account is insufficient and no Loan Notes (other than First Tranche Loan Notes) are in issue, by the Purchaser or otherwise to the extent the Joint Account is insufficient and Loan Notes in respect of the Deferred Consideration are in issue as provided in sub-paragraph (b) below of this clause on the date on which the balance of the First Deferred Payment and/or Second Deferred Payment would otherwise be payable into an interest-bearing deposit account with a UK clearing bank in the joint names of the Vendors' Solicitors and the Purchaser's Solicitors (whose respective partners will be the sole persons authorised to operate such account) (an "Escrow Account") to be dealt with in accordance with clause 3.6.3 and no withdrawals shall be made from such account pending the settlement of such Qualifying Claim or (b) if the Purchaser notifies a Warrantor in writing that he intends to exercise a right of set-off over Loan Notes (other than First Tranche Loan Notes) which have been issued and prior to the guarantee in respect of such Loan Notes expiring Loan Notes in a nominal amount equal to the total amount so claimed by the Purchaser from the relevant Warrantor pursuant thereto shall be lodged with the Purchaser's Solicitors who shall hold the same jointly to the order of the Vendors' Solicitors and the Purchaser's Solicitors save that if such certificates are not lodged within 10 Business Days of such notice from the Purchaser the said Loan Notes shall be transferred by the relevant Warrantor into the names of the Vendors' Solicitors and the Purchaser's Solicitors to be held in their joint names pending the settlement of such Qualifying Claim and in that regard the relevant Warrantor hereby appoints the Purchaser as his attorney to do all acts reasonably required to perform such transfer

                  PROVIDED THAT if the relevant claim has not been settled by no later than twenty-one days prior to the expiry of the guarantee contained in the relevant Loan Note then the Purchaser and the relevant Warrantor shall procure (in so far as they are able) that a demand is made for repayment of such Loan Notes and as soon as practicable thereafter a demand is made on Bank of Scotland pursuant to the guarantee and any monies received pursuant to such demand shall be paid into the Escrow Account to be dealt with in accordance with sub-paragraph (a) of this clause.

3.6.3 as soon as possible following the settlement (as defined in clause 3.6.4) of the claim or claims the relevant Warrantor and the Purchaser shall instruct the Vendors' Solicitors and the Purchaser's Solicitors to:

                  (a) either make payment out of the Escrow Account to the
                      Purchaser or cancel (as appropriate) the relevant Loan Notes of a sum equal to the amount for which the claim or claims aforesaid shall have been settled (as defined in clause 3.6.4) in favour of the Purchaser together with a proportion of the total interest earned on the monies deposited in the said account from the date of payment into the Escrow Account until the date of payment out (being that proportion which the sum payable to the Purchaser out of the said account pursuant to this clause bears to the total sums paid into the said account pursuant to clause 3.6.2);

                  (b) as to the balance of the monies standing to the credit of the said account, (less the amount referable to any unsettled Qualifying Claim to which the provisions of clause 3.6.2 shall continue to apply) pay the same to the relevant Warrantor together with interest calculated on the basis set out in paragraph (a) above or return or transfer to the relevant Warrantor the equivalent amount of the Loan Notes (if applicable).



3.6.4 A claim shall be regarded as settled for the purposes of this clause if subject to the terms of Schedule 6 either:

                  (a) a Warrantor and the Purchaser (or their respective
                      solicitors) shall so agree in writing; or

                  (b) a court of competent jurisdiction has established the
                      liability of the Warrantors and awarded in respect of the quantum of the claim and no right of appeal lies in respect of such judgment or the parties are debarred whether by the passage of time or otherwise from exercising any such right of appeal or the other party has stated in writing that it does not wish to exercise its right of appeal.

4                 DEFERRED CONSIDERATION

4.1 The Purchaser shall procure that the auditors (from time to time) of the Company shall:

4.1.1 in addition to preparing the audited accounts of the Company for the financial year ended 31 December 1999 and no later than 31 March 2000, prepare a certificate of the Relevant 1999 Profits;

4.1.2 as soon as practicable following 30 June 2001 but no later than 30 September 2001, prepare a certificate of the Relevant 2001 Profits.

4.2 The certificates delivered pursuant to this clause 4.1 above shall be binding on all parties, unless within 15 Business Days of the delivery of the same by the auditors, any of the Vendors notifies the Purchaser in writing of any matters of disagreement with the same in sufficient detail to enable the Purchaser to consider them.

4.3 In the event that a notice is served under clause 4.2 the parties shall attempt to resolve the dispute, but in default of agreement as to the amount of the Relevant 1999 Profits and/or the Relevant 2001 Profits within 15 Business Days of such notice being delivered, the dispute shall be determined by a single independent accountant to be appointed jointly by the parties, or in default of agreement, within 5 Business Days after request by the Vendors or the Purchaser, appointed (on the application of any of the parties) by the President for the time being of the Institute of Chartered Accountants in England and Wales.

4.4               The said accountant shall be instructed (as appropriate):

4.4.1 to give his decision on the adjustments in dispute referred to him as soon as practicable;

4.4.2 to ensure that his decision is consistent with the requirements of this clause 4 and the principles and bases in this agreement as relevant; and

4.4.3             to consider only the adjustments in dispute.

4.5 The said accountant shall act as expert and not as an arbitrator and his decision on any matter shall be final and binding on the Vendors and the Purchaser. His fees shall be payable between the Vendors and the Purchaser as may be determined by him.

4.6 The parties shall each procure (so far as they are able) that they, their respective accountants and the Company will afford each other and their respective accountants and (if applicable) any independent accountant appointed pursuant to clause 4.4 all facilities and full and prompt access to the Company's premises, papers, books of account, records, returns, directors and employees and such other relevant documents (including working papers prepared by the Purchaser's Accountants which support their calculations) as are in their respective possession to enable the determination of the Relevant 1999 Profits and/or the Relevant 2001 Profits in accordance with this clause 4.

4.7 Subject to clause 3.5, the Purchaser shall enter into the Deferred Consideration Loan Note Instrument and pay to the Vendors the First Deferred Payment in the form of definitive certificates in respect of the Second Tranche Loan Notes in the percentages set out opposite their respective names in column 4 of Schedule 1 on the later of:

4.7.1             14 April 2000;

4.7.2 15 days after Healthworld Corporation files the applicable regulatory filing with the Securities Exchange Commission or its equivalent for the financial year ended 31 December 1999 which shall be deemed to be no later than 30 June 2000;

4.7.3             the certificate becoming binding under clause 4.2; and

4.7.4 the resolution of any disagreement in respect of that certificate in accordance with clauses 4.2 to 4.6.

4.8 Subject to clause 3.5, the Purchaser shall enter into the Deferred Consideration Loan Note Instrument and pay to the Vendors the Second

                  Deferred Payment in the form of definitive certificates in respect of the Third Tranche Loan Notes in the percentages set opposite their respective names in column 4 of Schedule 1 within 15 days of the later of:

4.8.1             the certificate becoming binding under clause 4.2; and

4.8.2 the resolution of any disagreement in respect of the said certificate in accordance with clauses 4.2 to 4.6.

4.9 In their determination of the Relevant 1999 Profits and/or the Relevant 2001 Profits referred to in this clause 4, the auditors shall adjust the relevant profits in the following manner:

4.9.1 so as to adopt bases and policies of accounting applied for the purposes of the Last Accounts;

4.9.2 to exclude any assets or profits or costs or liabilities or losses incurred in respect of any acquisitions of any company or business by the Purchaser or any of its Associates after Completion;

4.9.3 to exclude any profits or losses of a capital nature arising on a disposal of fixed assets, investments, plant or other assets of the Company;

4.9.4 to exclude any payment made or liability incurred by the Company by virtue of a breach of the provisions of Schedule 5;

4.9.5             before deducting any corporation tax;

4.9.6 save as provided in clause 4.9.10, after deducting all and any accrued salaries, bonuses or other incentive payments due to management and employees of the Company;

4.9.7 save as provided in clause 4.9.12, before deducting any interest;

4.9.8 to exclude any liability incurred by the Company which relates to payments due and payable by a member of the Purchaser's group (other than the Company);

4.9.9 to exclude any liability of the Company in respect of the payment or funding of the Pre-Completion Dividends;

4.9.10 to exclude any liability incurred by the Company in respect of the bonus (including employer and employee national insurance and tax totalling the sum of (pound)60,000) paid to Winifred McFadzean immediately following Completion;

4.9.11 to exclude any liability of the Company in relation to the Leasehold Property;

4.9.12 to include any interest on any borrowings incurred by the Company (other than to fund the Pre-Completion Dividends or the Bonus) whether from the Purchaser or otherwise for the period from 1 July 1998 to 31 December 1998 with the consent of the Vendors and in the event that such monies are borrowed from the

                  Purchaser or its Associates the interest shall be deemed to accrue at an annualised rate equal to LIBID rate as the same may fluctuate from time to time. but subject to the above matters, so as to comply with UK GAAP.

4.10 If the Purchaser shall not have paid the First Deferred Payment and/or the Second Deferred Payment on or before the due date for payment specified in clauses 4.7 or 4.8 (as the case may be) then without prejudice to the Vendors' rights, interest shall accrue on the amount unpaid at the rate of 3 per cent per annum over the base rate of Bank of Scotland from time to time calculated on a daily basis and to be paid at the same time as the outstanding balance of the First Deferred Payment and/or the Second Deferred Payment to which it relates is paid.

5                 NET ASSETS

5.1 Immediately following Completion the Purchaser shall procure that the Purchaser's Accountants shall prepare as soon as practicable and in any event within 30 Business Days after the date of Completion draft Completion Accounts and a draft statement of the Actual Net Assets and the Deficit (if any) and submit the same to the Vendors and the Vendors' Accountants together with any relevant working papers which support their calculations.

5.2 The Completion Accounts shall (subject as provided in this agreement):

5.2.1 be prepared as if the period from the Last Accounts Date to 30 June 1998 was a financial period of the Company;

5.2.2 show a true and fair view of the assets and liabilities of the Company as a whole as at 30 June 1998 and of the profits of the Company as a whole for the period ended on 30 June 1998;

5.2.3 adopt bases and policies of accounting applied for the purposes of the Last Accounts.

5.3 The Vendors shall procure that the Vendors' Accountants review the draft Completion Accounts and the draft statement of the Actual Net Assets and the Deficit delivered by the Purchaser's Accountants pursuant to clause 5.1 and, within 15 Business Days of the delivery of those items (or such longer period as the Vendors and the Purchaser may agree in writing), notify the Purchaser and the Purchaser's Accountants in writing of any matters of disagreement with those drafts in sufficient detail to enable the Purchaser's Accountants to consider them and, in the absence of any such written notification within that period, the drafts shall be deemed to be agreed by the Vendors whereupon the draft Completion Accounts shall constitute the Completion Accounts and the

                  Actual Net Assets and the Deficit contained in the draft statements shall constitute the Actual Net Assets and the Deficit.

5.4 If within 25 Business Days of the delivery of any notification referred to in clause 5.3, there remains any outstanding dispute in relation to the draft Completion Accounts or the draft statements of the Actual Net Assets and the Deficit, such dispute shall be referred to a single independent chartered accountant for final settlement, such accountant to be nominated jointly by the Vendors and the Purchaser or, failing such nomination within 10 Business Days after request by the Vendors or the Purchaser, nominated at the request of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales. The said accountant shall be instructed (as appropriate):

5.4.1 to give his decision on the adjustments in dispute referred to him as soon as practicable;

5.4.2 to ensure that his decision shall be consistent with the requirements of this clause and the principles and bases in this agreement as relevant; and

5.4.3 only to consider the adjustments in dispute specifically referred to him.

                  The said accountant shall act as expert and not as arbitrator and his decision on any matter (in the absence of manifest error) shall be final and binding on the parties. His fees shall be payable between the Vendors and the Purchaser as may be determined by him.

5.5 The Vendors shall repay to the Purchaser a sum equivalent to the Deficit within 2 Business Days following the determination of the Deficit in accordance with this clause 5 and the Vendors shall pay interest (calculated on a daily basis) on any unpaid balance of such sum (from time to time) until payment of such sum in full at 3% above the base rate of Bank of Scotland from time to time. The Consideration shall be adjusted by the amount of the Deficit.

5.6 The parties shall each procure (so far as they are able) that they, their respective accountants and the Company will afford each other and their respective accountants and (if applicable) any independent accountant appointed pursuant to clause 5.4 all facilities and full and prompt access to the Company's premises, papers, books of account, records, returns, directors and employees and such other relevant documents (including working papers prepared by the Purchaser's Accountants which support their calculations) and as are in their respective possession or control to enable the determination of the Completion Accounts, the Actual Net Assets and the Deficit in accordance with this clause 5.

6                 COMPLETION

6.1 Completion shall take place at the offices of the Purchaser's Solicitors when all the transactions mentioned in clauses 6.2 to 6.7 shall take place.

6.2               The Vendors shall deliver to the Purchaser:

6.2.1 duly completed and signed transfers in favour of the Purchaser, or as it directs, of the Shares, together with the relative share certificates;

6.2.2             the Deed of Indemnity duly executed by the Vendors;

6.2.3 the resignation of Anthony Clive Davies as secretary of the Company including an acknowledgement stating that he has no claim of any nature whatsoever against the Company arising out of this resignation as secretary in the Agreed Form;

6.2.4 the resignation of the auditors of the Company confirming that they have no outstanding claims and containing a statement under CA s394 (1) that there are no such circumstances as are mentioned in that section;

6.2.5 a power of attorney in the Agreed Form executed by each of the Vendors in favour of the Purchaser empowering the Purchaser to exercise the Vendors' rights as shareholders of the Company pending the stamping and registration of the transfers referred to in clause 6.2.1;

6.2.6 a deed of termination in the Agreed Form in respect of the shareholders agreement dated 25 November 1997 between the Vendors and the Company.

6.3 There shall be delivered (in the case of the statutory books, certificates of incorporation and incorporation on change of name and common seal referred to in clause 6.3.1, current statements and reconciliation referred to in clause 6.3.3 and the written confirmations referred to clause 6.3.4) or made available (in the case of the remaining items of this clause 6.3) to the Purchaser:

6.3.1 the statutory books, books of account and documents of record of the Company, complete and up-to-date, and its certificate of incorporation, certificate of incorporation on change of name and common seals;

6.3.2 all the current cheque books of the Company, together with current statements of all its accounts to a date within 5 Business Days of Completion and a reconciliation to Completion, and the appropriate forms to amend, in such manner as the Purchaser requires, the mandates given to the relevant bank;

6.3.3 written confirmation in the Agreed Form from the Vendors that there are no subsisting guarantees given by the Company in favour of the Vendors or any of their respective Associates and that, after compliance with clause 6.4, none of the Vendors or their respective Associates will be indebted to the Company.

6.4 The Vendors shall repay, or procure to be repaid, all monies owing by them and/or their Associates at Completion to the Company, whether due for payment or not.

6.5               The Warrantors shall enter into their respective Service
                  Agreements.

6.6               Board meetings of the Company shall be held at which:

6.6.1 such persons as the Purchaser nominates are appointed additional directors;

6.6.2 the transfers referred to in clause 6.2.1 are approved (subject to stamping);

6.6.3 the resignations referred to in clauses 6.2.3 and 6.2.4 are submitted and accepted;

6.6.4 the accounting reference date of the Company shall be changed to 31 December; and

6.6.5 the registered office of the Company shall be changed to 1 Thames Street, Windsor, Berkshire, SL4 1PL.

6.6.6 an extraordinary general meeting is convened to approve the adoption of new articles of association in the Agreed Form.

6.7 At Completion the Purchaser shall lend (interest free) to the Company the amount of (pound)700,000 and the Vendors shall procure that the Company shall pay immediately the Pre-Completion Dividends.

6.8               Upon completion of the matters referred to in clauses 6.2 to
                  6.7 the Purchaser shall deliver to the Vendors' Solicitors: the Initial Consideration:

                  (a) in cleared funds in respect of the cash element to the bank account of the Vendors' Solicitors (Lloyds Bank Plc, 39 Threadneedle Street, London, account number 0230949, sort code 30:00:09); and

                  (b) by way of definitive certificates in respect of the
                      relevant amount of the First Tranche Loan Notes;

6.8.2             the Deed of Indemnity duly executed by the Purchaser;

6.8.3             the Service Agreements duly executed by the Company;

6.8.4 a letter duly executed by the Bank of Scotland in the Agreed Form; and board minutes of the Purchaser approving, inter alia, the acquisition of the Company.

6.9 At Completion the Purchaser shall pay the sum of (pound)1,000,000 into the Joint Account and the Vendors and the Purchaser shall issue irrevocable written instructions to the Vendors' Solicitors and the Purchaser's Solicitors (respectively) to operate the Joint Account in accordance with the terms of the Escrow Letter.

6.10 The Warrantors and the Purchaser shall exercise all voting rights and other powers of control available to them in relation to the Company so as to procure (insofar as they are able to do so by the exercise of those rights and powers) that, within 45 days of 30 June and 31 December (a "Dividend Date") in each year following Completion and subject to Part VIII CA and to the provisions of this clauses 6.12 and 6.13, an amount equal to the cash generated from trading profits of the Company after corporation tax payments are distributed to the Purchaser by way of dividend.

6.11 Subject to clauses 6.12 and 6.13, the Purchaser shall issue an irrevocable direction to the Company that the cash payable to the Purchaser pursuant to clause 6.10 is paid to the Joint Account.

6.12 The maximum aggregate amount comprised in the Joint Account shall not exceed (pound)3,500,000.

6.13 Dividends and payments shall only be made under clause 6.10 until payment of the First Deferred Payment and the Second Deferred Payment (if any) has been made in accordance with clauses 4.7 and 4.8, respectively.

6.14 All interest accruing on the Joint Account shall belong to the Purchaser. No payment shall be made on the Joint Account or instructions given to Bank of Scotland in respect of the Joint Account except in accordance with the Joint Account Letter and/or clause 3.6.2.

6.15 Subject to clause 3.6.2, as soon as practicable following the relevant certificate becoming binding under clause 4.2 or the resolution of any disagreement in respect of the said certificate in accordance with clauses 4.2 to 4.6 for the purposes of each of the Relevant 1999 Profits and the Relevant 2001 Profits, the parties shall procure that a copy of each certificate is delivered to the Vendors' Solicitors and the Purchaser's Solicitors setting out the amount of monies which shall be paid by way of the First Deferred Payment and the Second Deferred Payment respectively and the parties shall procure and shall irrevocably authorise the Vendors' Solicitors and the Purchaser's Solicitors to jointly instruct the Bank to pay from the Joint Account to the cash collateral account designated by Bank of Scotland as the "Deferred Consideration Loan Note Guarantee Cash Collateral Account" the amount stated in the relevant certificate.

6.16 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed in accordance with this agreement.

6.17 Immediately following Completion the Purchaser shall make available to the Company by way of interest free loan the amount of (pound)60,000 to enable the Company to pay the Bonus.

7                 WARRANTIES AND INDEMNITY BY THE VENDORS

7.1 Each of the Warrantors jointly and severally warrant to the Purchaser that:

7.1.1 each Vendor will perform his obligations under this agreement and (where applicable) the Deed of Indemnity and that each of this agreement and (where applicable) the Deed of Indemnity constitute, or when executed will constitute, binding obligations on him in accordance with their respective terms;

7.1.2 save as fairly set out in the Disclosure Letter, the Warranties are true and accurate;

7.1.3 the contents of the specific disclosures in the Disclosure Letter are true and accurate.

7.2 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause governs or limits the extent or application of the Warranties.

7.3 Save as provided otherwise in this agreement, the rights and remedies of the Purchaser in respect of a breach of the Warranties shall not be affected by Completion by investigations made by or on behalf of the Purchaser into the affairs of the Company by the Purchaser rescinding or failing to rescind this agreement, or failing to exercise or delaying the exercise of any right or remedy, or, save as aforesaid, by any other event or matter, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

7.4 Save in the case of fraud none of the information supplied\ by the Company or its professional advisers to the Vendors, or their agents, representatives or advisers, in connection with the Warranties and the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of the Company, shall be deemed a representation, warranty or guarantee of its accuracy by the Company to the Vendors, and the Vendors waive any claims against the Company which they might otherwise have in respect of it.

7.5 In relation to any Warranty which refers to the awareness, knowledge, information or belief of the Warrantors the Warrantors shall be deemed to have made all reasonable enquiries into the subject matter of that Warranty except as otherwise provided in paragraph 6.2 of Schedule 3 and as specifically stated in the Disclosure Letter.

7.6 Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or other arrangement which the Purchaser agrees to or effects in relation to one of the Warrantors in connection with this agreement, and in particular the Warranties, shall not affect the rights and remedies of the Purchaser as regards any other of the Warrantors.

7.7 The parties agree that the terms of Schedule 6 shall apply in determining the liability of the Warrantors pursuant to this clause 7 and to the Warranties and to the Deed of Indemnity as stated in that Schedule.

7.8 The Warrantors shall indemnify the Purchaser on demand against all liabilities (which includes, without limitation, all losses directly relating to such liabilities) incurred by the Purchaser or the Company after Completion in respect of:

7.8.1 the acquisition of shares by their respective spouses prior to Completion;

7.8.2 any claim in respect of the lease of the Leasehold Property which arises either after Completion or to the extent not paid by the Company prior to Completion including without limitation all rent, service charges and other payments which fall due by the Company under such lease provided that the Warrantors shall be given full conduct of all matters relating to the Leasehold Property and neither the Purchaser nor the Company shall take any action in relation to the Leasehold Property without the prior written consent of the Warrantors;

7.8.3 any liability to Taxation in connection with salaries paid to Lesley Davies and/or Alison Cantle.

7.9 The Purchaser hereby warrants to the Vendors that all authorisations, approvals, consents and licences required by the Purchaser for entering into and the performance of its obligations under this agreement and the Deed of Indemnity have been obtained and have not been rescinded.

8                 ASSIGNMENT AND SUCCESSIONS

8.1 The Purchaser may transfer any of the Shares together with the benefit of each of the Warranties and the Deed of Indemnity to any Associate of the Purchaser and/or, in the event that any Vendor makes a demand under the Loan Notes against Bank of Scotland as guarantor, to Bank of Scotland and, in either case, the transferee shall accordingly be entitled to enforce each of the Warranties and the Deed of Indemnity against the Warrantors in the case of an Associate of the Purchaser for so long as and providing such persons remain an Associate of the Purchaser as if it were named in this agreement and the Deed of Indemnity as the Purchaser.

8.2 This agreement and the Deed of Indemnity binds each party's successors and assigns and personal representatives (as the case may be).

8.3 Except as expressly provided above, none of the rights of the parties under this agreement or the Warranties or Deed of Indemnity may be assigned or transferred.

9                 RESTRICTIVE AGREEMENT

9.1 In this clause 9 the following words have the following meanings:

                  "Prohibited Business"

                  any business or activity carried on by the Company or an Associate at the Relevant Date or at any time in the Relevant Period;

                  "Prospective Customer"

                  any person, firm or company who was at the Relevant Date negotiating with the Company or an Associate with a view to dealing with the Company or that Associate as a customer;

                  "Protected Supplier"

                  any supplier of the Company or an Associate (as appropriate) during the Relevant Period;

                  "Relevant Date"

                  in respect of each Vendor, the later of the date of Completion and the termination of the employment of the Vendor with the Company;

                  "Relevant Period"

                  the 3 year period ending with the Relevant Date;

                  "Restricted Customer"

                  any person, firm, company or other entity who was at any time in the Relevant Period a customer of the Company or an Associate (as appropriate);

                  "Territory"

                  United Kingdom.

9.2 To assure to the Purchaser the full benefit of the business and goodwill of the Company, each of the Vendors undertakes by way of further consideration for the obligations of the Purchaser under this agreement, as separate and independent agreements, that he will not, subject to clause 9.6:

9.2.1 disclose to any person, or himself use for any purpose, and shall use all reasonable endeavours to prevent the publication or disclosure of, information concerning the businesses, accounts or finances of the Company, or their clients' or customers' transactions or affairs, of which he has knowledge;

9.2.2 for three years after the Relevant Date directly or indirectly on his own account or on behalf of or in conjunction with any person, firm or company or other organisation carry on or be engaged, concerned or interested in the Territory in:

                  (a) any Prohibited Business; or

                  (b) any other business similar to any Prohibited Business;

9.2.3 for three years after the Relevant Date directly or indirectly on his own account or on behalf of or in conjunction with any person, firm or company or other organisation canvass or solicit or by any other means seek to conduct Prohibited Business with or conduct Prohibited Business with any Restricted Customer.

9.2.4 for three years after the Relevant Date directly or indirectly on his own account or on behalf of or in conjunction with any person, firm or company or other organisation canvass or solicit or by any other means seek to conduct Prohibited Business with or conduct Prohibited Business with any Prospective Customer with whom he shall have had dealings at any time in the Relevant Period or with whom and to his knowledge any employee of the Company or an Associate shall have had dealings in the course of their duties;

9.2.5 for three years after the Relevant Date directly or indirectly induce or seek to induce any senior employee or executive of the Company or an Associate engaged in the Prohibited Business who was such a senior employee or executive at the Relevant Date to leave the employment of the Company or that Associate whether or not this would be in breach of contract on the part of the employee;

9.2.6 for three years after the Relevant Date directly or indirectly seek to entice away from the Company or an Associate or otherwise solicit or interfere with the relationship between the Company or that Associate and any Protected Supplier.

9.3 The Vendors agree that the covenants and undertakings contained in clause 9.2 are reasonable and are entered into for the purpose of protecting the goodwill of the business of the Company and that accordingly the benefit of the covenants and undertakings may be assigned by the Purchaser and its successors in title without the consent of the Vendors.

9.4 Each covenant and/or undertaking contained in clause 9.2 shall be construed as a separate covenant or undertaking. If one or more of the covenants and/or undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining covenants and undertakings shall continue to bind the Vendors.

9.5 If any covenant or undertaking contained in clause 9.2 were void but would be valid if the period of application were reduced or if some part of the covenant or undertaking were deleted, the covenant or undertaking in question shall apply with such modification as is necessary to make it valid.

9.6 The provisions of this clause 9 shall cease to apply if the Purchaser shall default in any of its obligations to issue or redeem any of its Loan Notes (save where such default is rectified by Bank of Scotland pursuant to guarantees of Loan Notes or if capable of remedy is remedied within 90 days of such default).

10                ANNOUNCEMENTS

                  No announcement shall be made in respect of the subject matter of this agreement, except as specifically agreed between the parties, unless an announcement is required by law, the regulators of any recognised stock exchange on which securities of any of the parties or their respective Associates are traded or any other regulatory or government authority or accounting requirements or practices.

11                COSTS

11.1 Subject to clause 11.2, all expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors and accountants engaged by any of them in connection with the negotiation, preparation or execution of this agreement, shall be borne solely by the party who incurred the liability, and the Company shall have no liability in respect of them.

11.2 If the Purchaser determines or rescinds this agreement as a result of fraudulent misrepresentation, then, in addition to any right or remedy which it may have against any of the Vendors for breach of this agreement or the Warranties, the Warrantors shall jointly and severally indemnify the Purchaser for all costs, charges and expenses incurred by it in connection with the negotiation, preparation and determination or rescission of this agreement and all matters which it contemplates.

12                COMMUNICATIONS

12.1 All communications between the parties with respect to this agreement shall:

12.1.1 be delivered by hand, or sent by post to, in the case of the Vendors or the Warrantors, the address of the addressee as set out in this agreement, in the case of the Purchaser, its registered office from time to time; or to such other address in Great Britain as the addressee notifies for the purpose of this clause; or

12.1.2 be sent by facsimile transmission to the facsimile transmission numbers stated below or such other numbers as notified for the purpose of this clause provided that a hard copy follows by pre-paid first class post.

12.2 Communications shall be deemed to have been received as follows:

12.2.1            if sent by post - 3 Business Days after posting;

12.2.2 if delivered by hand - on the day of delivery, if delivered at least 2 hours before the close of business hours on a Business Day, and otherwise on the next Business Day;

12.2.3 if sent by facsimile transmission - at the time of transmission, if received at least 2 hours before the close of business hours on a Business Day, and otherwise on the next Business Day.

                  For this purpose "business hours" mean between the hours of
                  09.00 and 18.00 inclusively local time.

12.3 A communication to the Vendors or the Warrantors must be delivered or sent in accordance with clause 12.1 to both of the Warrantors. Communications addressed to the Purchaser shall be marked for the attention of the Chief Executive of the Purchaser, currently W.L. Milton, and copied to the CEO of Healthworld Corporation, currently S. Girgenti, at 100 Avenue of the Americas, New York, NY 10013, USA.

12.4              The facsimile transmission numbers referred to in clause
                  12.1 are:

                  for the Vendors and/or the Warrantors: in the case of Mr and Mrs Davies - 01276 858192; in the case of Mr and Mrs Cantle - 01252 812948;

                  for the Purchaser: 01628 630298 and a copy to Healthworld
                  Corporation: 001 212 966 2743,

13                INVALIDITY

                  If a term in or provision of this agreement is held to be illegal or unenforceable, in whole or in part, under an enactment or rule of law, it shall to that extent be deemed not to form part of this agreement and the enforceability of the remainder of this agreement shall not be affected.

14                PROPER LAW

14.1 The construction, validity and performance of this agreement shall be governed by the laws of England and Wales and the parties submit to the non-exclusive jurisdiction of the English courts of England and Wales.

15                RESCISSION

                  Save in the event of fraud, no right of rescission shall be available to the Purchaser by reason of any breach of the Warranties or any other provision of this agreement or the Deed of Indemnity after the date which falls 6 months after Completion.

Executed by the parties as a deed on the date of this agreement.

                         SCHEDULE 1 - VENDORS' HOLDINGS


          1                          2                  3                                 4

Vendor's name and address        Number of       Amount of Initial               Proportion of Deferred
                                  Shares           Consideration                    Consideration
                                                     (pound)
                                                  (a)               (b)
                                                 Cash          First Tranche
                                                                Loan Notes

Anthony Clive Davies               4,580         300,000         1,183,920                45.8%
Barn Platt
Castle Grove Road
Chobham
Woking
Surrey  GU24 8EF

Stephen Robert Cantle              4,790       1,000,000            551,960               47.9%
Broomrigg House
Broomrigg Road
Fleet
Hampshire  GU13 8LR

Lesley Davies                        420          33,900            102,180                4.2%
Barn Platt
Castle Grove Road
Chobham
Woking
Surrey  GU24 8SF

Alison Cantle                        210          33,900             34,140                2.1%
Broomrigg House
Broomrigg Road
Fleet                                          _________          _________               _____
Hampshire  GU13 8LR                            1,367,800          1,872,200                100%
                                               =========          =========                ====

                       SCHEDULE 2 - DETAILS OF THE COMPANY


Company number:                     2213846

Date of incorporation:              26 January 1988

Share Capital:                      Authorised                                          Issued

                                    10,000 ordinary                                     10,000 ordinary
                                    shares of (pound)1 each                             shares of (pound)1 each

Registered office:                  The Mitfords
                                    Basingstoke Road
                                    Three Mile Cross
                                    Reading
                                    Berkshire RG7 1AT

Directors:                          Anthony Clive Davies
                                    Stephen Robert Cantle

Secretary:                          Anthony Clive Davies

Accounting reference date:.         30 April

Security granted by the Company:    Mortgage debenture dated 9 September 1997 in
                                    favour of National Westminster Bank plc

                                    Legal Mortgage dated 9 September 1997 over the Property in favour of National
                                    Westminster Bank plc

                                       26


                             SCHEDULE 3 - WARRANTIES

1                 ACCOUNTS

1.1               The Last Accounts

1.1.1 The Last Accounts were prepared in accordance with the historical cost convention; and the bases and policies of accounting, adopted for the purpose of preparing them, are the same as those adopted in preparing the audited accounts of the Company in respect of the three last preceding accounting periods.

1.1.2             The Last Accounts:

                  (a) give a true and fair view of the assets and liabilities of the Company at the Last Accounts Date and its profits for the financial period ended on that date;

                  (b) comply with the requirements of the Companies Acts;

                  (c) comply with the FRSs then in force applicable to a United
                      Kingdom company;

                  (d) save as stated therein are not affected by extraordinary, exceptional or non-recurring items.

1.1.3 No amount included in the Last Accounts in respect of an asset, whether fixed or current, exceeds its purchase price or production cost (within the meaning of CA Sched 4), or (in the case of current assets) its net realisable value at the Last
                  Accounts Date.

1.2               Valuation of stock-in-trade and work in progress

                  In the Last Accounts and in the accounts of the Company for the three preceding financial years stock in trade and work in progress have been treated in accordance with SSAP 9.

1.3               Depreciation of fixed assets

                  In the Last Accounts and in the accounts of the Company for the three preceding financial years, fixed assets have been depreciated in accordance with SSAP 12.

1.4               Book debts

1.4.1 No part of the amounts included in the Last Accounts, or subsequently recorded in the books of the Company, as owing by debtors is overdue by more than twelve weeks, or has been released on terms that the debtor pays less than the full book value of his debt, or has been written off, or is regarded by the Company as irrecoverable in whole or in part.

                                       27

1.4.2 The amounts due from debtors as at Completion (less the amount of any relevant provision or reserve, determined on the same basis as that applied in the Last Accounts and disclosed in the Disclosure Letter) will be recoverable in full in the ordinary course of business; and none of those debts is subject to a counter-claim or set off, except to the extent of the provision or reserve.

1.5               Books and records

                  All the accounts, books, ledgers and financial records, of the Company:

                  (a) are in its possession; and

                  (b) have been properly and accurately kept in all material respects;

                  (c) which constitute accounting records, are sufficient to show and explain the Company's transactions and are such as to disclose with reasonable accuracy, at any time, the financial position of the Company at that time in accordance with s221 CA.

2                 CORPORATE MATTERS

2.1               Directors and shadow directors

2.1.1 The only directors of the Company are the persons whose names are listed as such in Schedule 2.

2.1.2 No person is a shadow director (within the meaning of CA s741) of the Company but is not treated as one of its directors for all the purposes of the Companies Acts.

2.2               Subsidiaries, associations and branches

2.2.1             The Company:

                  (a) is not the legal and beneficial owner of nor has agreed to acquire share or loan capital of a company (whether incorporated in the United Kingdom or elsewhere);

                  (b) has no branch, agency or place of business, or a permanent establishment (as that expression is defined in the relevant double taxation relief order) outside the United
                      Kingdom.

2.2.2 There are no subsidiary undertakings of the Company, within the meaning of CA s258.

2.3               Options over the Company's capital

                  Except as required by this agreement, there are no agreements or arrangements in force which provide for the issue, allotment or transfer of, or grant to any person the right
                  (whether conditional or otherwise) to call for the issue, allotment or transfer of, share or loan capital of the Company
                  (including an option or right of pre-emption or conversion).

                                       28

2.4               Issues of capital

2.4.1             None of the Shares were issued at a discount.

2.4.2 No share or loan capital has been issued or allotted, or agreed to be issued or allotted, by the Company since the Last
                  Accounts Date.

2.5               Transfers of Shares

                  None of the Shares were, or represent assets which were, the subject of a transfer at an undervalue (within the meaning of Insolvency Act 1986, s238 or s339) within the past five years.

2.6               Single member companies

                  The Company has never had only one member.

2.7               Commissions

                  No one is entitled to receive from the Company a finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares under this agreement.

2.8 Memorandum and articles of association, statutory books and resolutions

2.8.1 The copy of the memorandum and articles of association of the Company attached to the Disclosure Letter is accurate and complete and has embodied in it, or annexed to it, a copy of every resolution which is referred to in CA s380.

2.8.2 The register of members and other statutory books of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal.

2.8.3 No notice or allegation has been received that the statutory books of the Company are incorrect or should be rectified.

2.8.4 Since the Last Accounts Date no alteration has been made to the memorandum or articles of association of the Company and no resolution of the shareholders of the Company has been passed (other than resolutions relating to routine business at annual general meetings).

2.8.5 The Company has not passed an elective resolution under CA s379A, which remains in force.

2.8.6 Notice of any written resolution passed or to be passed by the Company on or after 1 April 1990 was duly given to its auditors in accordance with CA s381B and no notice of objection was given by the auditors.

2.9               Documents filed

2.9.1 All returns, particulars, resolutions and documents required by the Companies Acts or any other legislation to be filed with the Registrar of Companies, in respect of the Company have been duly filed and were correct; and the

                                       29


                  Company has complied with the Companies Acts in connection with their formation, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of their business.

2.9.2 All charges in favour of the Company have (if appropriate) been registered in accordance with the provisions of CA ss395, 409, 410 and 424.

2.10              Possession of documents

                  All documents of title relating to the assets of the Company, and an executed copy of all subsisting written agreements to which the Company is a party, and the original copies of all other documents which are in force or otherwise relevant to the Company which are owned by, or which ought to be in the possession of, the Company are in its possession or under its control.

2.11              Investigations

                  So far as the Vendors are aware, no investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of the Company are taking place or pending.

3                 TAXATION

3.1               Administration

3.1.1 All returns, notifications, computations and payments which should have been made or given by the Company for Taxation purpose were made or given within the requisite periods and are up-to-date, correct and on a proper basis; and none of them is, or is likely to be, the subject of a dispute with the Inland Revenue or other Taxation authorities.

3.1.2 No application for a consent or clearance on behalf of the Company, or affecting the Company has been made.

3.1.3 The Company has not taken any action which has had, or is likely to have, the result of altering or prejudicing, for a period commencing after the Last Accounts Date, an arrangement or agreement which it has with a Taxation authority.

3.1.4 The Company has not paid nor, since the Last Accounts Date, become liable to pay a penalty or interest charged under a Taxation statute.

3.1.5 In calculating the provision or reserve for Taxation in the Last Accounts (including deferred Taxation) which has been noted as not having been provided for in the Last Accounts, there has not been taken into account any indexation allowance under TCGA s53 (The indexation allowance etc) which as a result of FA 1994 s93 (Indexation losses) is not available or is less than it would otherwise have been.

                                       30


3.2               PAYE and deductions

                  The Company has not been the subject of an investigation
3.2.1 involving a Taxation authority and, so far as the Vendors are aware, there are no circumstances rendering it likely that an investigation will take place.

3.2.2 The Company has paid all national insurance contributions for which it is liable and has not been party to any scheme or arrangement to avoid any liability to account for primary or secondary national insurance contributions.

3.2.3 The Company has properly operated the PAYE system, by duly deducting tax from all payments made, or treated as made, to its employees or former employees, and accounting to the Inland Revenue for all tax deducted and for all tax chargeable on benefits provided for its employees or former employees.

3.2.4 The Company does not provide nor has it provided nor has it agreed to provide:

                  (a) assessable income of an employee in the form of tradable assets within the meaning of ICTA s203F (PAYE: tradable assets) or (as respects provision made on or after 6
                      April 1998) in the form of readily convertible assets within the meaning of s 203F, including assessable income within s 203FA (PAYE: enhancing the value of an asset);

                  (b) for an employee by reason of his employment non-cash
                      vouchers to which ICTA s203G (PAYE: non-cash vouchers) applies, credit-tokens to which ICTA s203H (PAYE:
                      credit-tokens) applies or cash vouchers to which ICTA s203I(PAYE: cash vouchers) applies.

3.2.5 The Company has sufficient records relating to past events to calculate the liability to Taxation or relief from Taxation which would arise on a disposal or realisation of any of its assets or a discharge of any of its liabilities.

3.2.6             The Company has not received a notice under ICTA s23
                  (Collection from lessees and agents) which is outstanding.

3.2.7 The Company has not made any payments to or provided benefits for any officer or employee or ex-officer or ex-employee of the Company, which is not allowable as a deduction in calculating profits of the Company for Taxation purposes.

3.3               Taxation claims, liabilities and reliefs

3.3.1 The Disclosure Letter contains full and accurate details of all matters relating to Taxation in respect of which the Company (either alone or jointly with another person) is, or at Completion will be, entitled:

                  (a) to make a claim (including a supplementary claim) for, disclaimer of or election for relief under a Taxation statute;

                                       31


                  (b) to appeal against an assessment to or a determination
                      affecting Taxation;

                  (c) to apply for the postponement of Taxation;

                  (d) to require the postponement or reduction of an allowance;

                  (e) to elect to treat machinery or plant as a short-life asset within CAA s 37 (Election for certain machinery or plant to be treated as short-life assets).

3.3.2 The Company has not made a claim under TCGA s24(2)(Disposals where assets lost or destroyed, or whose value becomes negligible) or s280 (Consideration payable by instalments) or under TCGA Sched 4 (Deferred charges on gains before 31 March
                  1982).

3.3.3 The Company is not, or will it become, liable to pay, or to reimburse or indemnify any person in respect of, Taxation (or an amount corresponding to Taxation) in consequence of the failure by another person (not being the Company) to discharge that Taxation or amount, where the Taxation or amount relates to a profit, income or gain, transaction, event, omission or circumstance arising or occurring or deemed to have arisen or occurred (whether wholly or partly) prior to Completion.

3.3.4 No relief from Taxation has been claimed or given to the Company, or was taken into account in determining the provision for Taxation in the Last Accounts, and which could be withdrawn, postponed or restricted as a result of an act, omission, event or circumstance arising or occurring at or before Completion.

3.4               Distributions and deductibility of payments

3.4.1 The Company has not repaid, or agreed to repay, or redeemed, or agreed to redeem, shares, or capitalised, or agreed to capitalise profits or reserves in the form of redeemable shares or debentures.

3.4.2             No distribution within the meaning of ICTA s209
                  (Distributions etc) has been made by the Company except dividends shown in its audited accounts nor is the Company bound to make any such distribution.

3.4.3             The Company has not since October 6 1996

                  (a) treated as franked investment income any qualifying
                      distribution received which would fall to be treated as a foreign income dividend under FA 1997 Schedule 7
                      (Special treatment for certain distributions); nor

                  (b) made any qualifying distribution which would fall to be so treated.

3.4.4             No outstanding security (within the meaning of ICTA s254(1)
                  (Company distributions, tax credits etc.: interpretation)), of the Company was issued in such

                                       32

                  circumstances that the interest payable on it, or any other payment in respect of it, falls to be treated as a distribution under ICTA s209 (Meaning of "distribution").

3.4.5 No rents, interest, annual payments or other sums of an income nature paid, or payable, since the Last Accounts Date by the Company, or which the Company is under an obligation to pay are or may be wholly or partially disallowable as deductions in computing profits or as charges against profits for the purposes of corporation tax by reason of ICTA s74 (General rules as to deductions not allowable), ICTA s125 (Annual payments for non-taxable consideration), ICTA s338 (Allowance of charges on income and capital), ICTA s577 (Business entertainment expense) ICTA s770 (Sales etc at an undervalue or overvalue), ICTA ss779 to 785 (Leased assets), ICTA s787
                  (Restriction of relief for payments of interest) or otherwise.

3.4.6 The Company has not received a capital distribution to which TCGA s189 (Capital distribution of chargeable gains:
                  recovery of tax from shareholder) could apply.

3.4.7 The Company has not incurred expenditure which was not or will not be wholly deductible in computing, or against, profits as a trading expense or expense of management, or as a charge on income or non trading deficit, or in computing income for the purposes of Schedules A or D, except for expenditure on the acquisition of an asset to be held otherwise than as stock-in-trade, details of which are set out in the Disclosure
                  Letter.

3.5               Carry forward of losses and ACT

3.5.1 Nothing has been done, and no event or series of events has occurred, which is likely to cause in relation to the Company the disallowance of the carry forward or carry back of losses, excess charges or advance corporation tax under ICTA s393
                  (Losses other than terminal losses), s393A (Losses : set-off against profits of the same or an earlier accounting period), s768 (Change in ownership of company: disallowance of trading losses), s768A (Change in ownership: disallowance of carry back of trading losses), or ICTA s245 (Calculation etc. of ACT on change of ownership of company) or s245A (Restrictions on the application of s240 in certain circumstances).

3.5.2 The Company will not be restricted by ICTA s245B (Restriction on set-off where asset transferred after change of ownership of company) as to the amount of relief available to it in respect of surplus ACT.

3.5.3 The Disclosure Letter gives details of all claims under ICTA s242 (Set-off of losses etc against surplus of franked investment income) for all periods up to 1 July 1997.

                                       33

3.6               Close companies

3.6.1 The Company is, and has been at all times during the six years ended on the Last Accounts Date, a close company as defined in ICTA s414 (Close companies).

3.6.2 The Company has not, since the Last Accounts Date, made a distribution within ICTA s418 (`Distribution' to include certain expenses of close companies).

3.6.3 The Company has not made (and will not be deemed to have made) any loan or advance to a participator so as to become liable to make any payment under ICTA s419 (Loans to participators etc), and the Company has not released nor written off the whole or part of any such loan or advance

3.6.4 The Company is not nor has it been a close investment-holding company within the meaning of ICTA s13A (close investment-holding companies).

3.7               Group relief and group surrender

                  The Company is not and never has been a member of a group for the purposes of ICTA Part X Ch IV (Group relief).

3.8               Capital allowances

3.8.1 All expenditure which the Company has incurred or is likely to incur under a subsisting commitment on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense of a trade carried on by the Company) for writing-down allowances under CAA s24
                  (Writing-down allowances and balancing adjustments).

3.8.2 All capital allowances made or to be made to the Company in respect of capital expenditure incurred, or to be incurred under a subsisting commitment, have been made, or will be made, in taxing its trade.

3.8.3 Since the Last Accounts Date the Company has not done, omitted to do, agreed to do or permitted to be done anything as a result of which a disposal value may be brought into account under CAA s24 (Writing-down allowances and balancing adjustments), or there may be any recovery of excess relief under CAA s46 (Recovery of excess relief: new expenditure).

3.8.4 No event has occurred since the Last Accounts Date which may be treated as a notional sale by the Company of machinery or plant pursuant to CAA s26 (The disposal value).

3.8.5 The Company is not nor may be in dispute with another person as to the entitlement to capital allowances under CAA s51
                  (Application and interpretation of Chapter VI: Fixtures).

3.8.6 No capital expenditure incurred or to be incurred be Company has been or will be deemed under CAA s159 (Capital expenditure, capital sums and time

                                       34


                  when capital expenditure is incurred) to have been or be incurred on a date other than that upon which the obligation to pay the expenditure became or becomes unconditional.

3.8.7             No election has been made by the Company under CAA s11 (Long
                  Leases) in relation to a building or structure, or s53
                  (Expenditure incurred by equipment lessor) or s55 (Expenditure incurred by incoming lessee: transfer of allowances) in relation to fixtures.

3.8.8 The Company, which has obtained or is entitled to capital allowances under CAA Part I in respect of capital expenditure incurred on the construction of a building or structure in (or partly in) an enterprise zone, or which has entered into a contract under which it will or may incur such expenditure, has not been nor is it a party to such arrangements as are mentioned in CAA s4A(7) (Realisation of capital value).

3.9               Transactions not at arm's length

3.9.1 The Company has not carried out, nor been engaged in, a transaction or arrangement to which ICTA s770 (Sale etc. at an undervalue or overvalue) has been or may be applied.

3.9.2 The Company does not own, nor has it agreed to acquire, an asset, nor has it received or agreed to receive services or facilities (including the benefit of licences or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value or determined otherwise than on an arm's length basis.

3.9.3 The Company has not disposed of nor acquired an asset in such circumstances that TCGA s17 (Disposals and acquisitions treated as made at market value) could apply.

3.10              Base values and acquisition costs

3.10.1 If each of the capital assets of the Company was disposed of at Completion for a consideration equal to its book value in or adopted for the purpose of the Last Accounts, no liability to corporation tax on chargeable gains or balancing charge under CAA (if each asset was treated as if used for the purpose of a separate trade) would arise; and, for the purpose of determining the liability to corporation tax on chargeable gains, there shall be disregarded reliefs and allowances available to the Company other than amounts falling to be deducted under TCGA s38 (Acquisition and disposal costs etc).

3.10.2 The Company has not, since the Last Accounts Date, engaged in a transaction in respect of which there may be substituted for Taxation purposes, a

                                       35


                  consideration which is different from the actual consideration given or received by it.

3.11              Tax avoidance

3.11.1 The Company has not, since the Last Accounts Date, engaged in,\ or been a party to a scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of, or a reduction in liability to, Taxation.

3.11.2 The Company has not, since the Last Accounts Date, been a party to a transaction to which any of the following has been or could be applied other than transactions in respect of which all necessary consents or clearances have been obtained:

                  (a) ICTA ss703 to 709 (Cancellation of tax advantages from certain transactions in securities);

                  (b) ICTA s765 (Migration etc. of companies);

                  (c) ICTA s776 (Transactions in land: taxation of capital
                      gains);

                  (d) TCGA ss135 to 138 (Company reconstructions and
                      amalgamations);

                  (e) TCGA s139 (Reconstruction or amalgamation involving
                      transfer of business).

3.11.3 The Company has not at any time entered into or been a party to a transaction or series of transactions containing one or more steps inserted without any commercial or business purpose.

3.12              Depreciatory transactions and value shifting

3.12.1 No allowable loss, which may accrue on the disposal by the Company of an asset is likely to be reduced by reason of TCGA s177 (Dividend stripping).

3.12.2 No chargeable gain or allowable loss arising on a disposal by the Company is likely to be adjusted in accordance with TCGA s30 (Value shifting: Tax-free benefits).

3.13              Stock dividends and deep discount securities

3.13.1 The Company has not issued or owns share capital to which ICTA s249 (Stock dividends treated as income) or TCGA s141
                  (Stock dividends: consideration for new holding) could apply.

3.13.2 The Company has not since 13 March 1984 owned or issued a deep discount security within the meaning of ICTA s57 and Sched 4 (Deep discount securities).

3.14              Chargeable gains

3.14.1 In determining the liability to corporation tax on chargeable gains in respect of an asset which has been acquired by the Company, or which the Company has agreed to acquire (whether conditionally, contingently or otherwise):

                                       36


                 (a) the sums allowable as a deduction will be determined solely in accordance with TCGA s38 (Acquisition and disposal costs etc) and s53 (The indexation allowance and interpretative provisions);

                  (b) the amount or value of the consideration, determined in accordance with TCGA s38(1)(a), will not be less than the amount or value of the consideration actually given by it for the asset;

                  (c) the amount of expenditure on enhancing the value of the asset, determined in accordance with TCGA s38(1)(b), will not be less than the amount or value of all expenditure actually incurred by it on that asset.

3.14.2 No asset owned or agreed to be acquired by the Company (other than plant and machinery in respect of which it is entitled to capital allowances) is a wasting asset within the meaning of TCGA s44 (Meaning of "wasting asset").

3.14.3 The Company is not owed a debt (not being a debt on a security), upon the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of TCGA s251 (Debts: General provisions).

3.14.4 No part of the consideration given by the Company for a new holding of shares (within the meaning of TCGA s126
                  (Reorganisation or reduction of share capital: Application of Sections 127 to 131)) will be disregarded by virtue of TCGA s128(2) (Consideration given or received by holder).

3.15              Losses

3.15.1 The Company has not incurred a capital loss to which TCGA s18(3) (Transactions between connected persons) is applicable.

3.15.2 The Company is not treated as a limited partner under ICTA s118 (Restriction on relief: companies).

3.15.3 The Company had not immediately prior to the execution of this agreement an allowable loss which was a pre-entry loss within the meaning of TCGA Schedule 7A (Restriction on set-off of pre-entry losses).

3.15.4 No capital loss of the Company is liable to be restricted or disallowed under the provisions relating to pre-entry gains within the meaning of TCGA Schedule 7AA.

3.16              Replacement of business assets

                  The Company has not made a claim under TCGA ss23 (Receipt of compensation and insurance money not treated as a disposal), 152 (Replacement of business assets: Roll-over relief), 153
                  (Assets only partly replaced), 154 (New assets which are depreciating assets), 175 (Replacement of business assets by members of a group) or 247 (Rollover relief on compulsory

                                       37


                  acquisition) which would affect the amount of the chargeable gain or allowable loss which would, but for the claim, have arisen on a disposal of any of its assets.

3.17              Loan Relationships

3.17.1 The Company applies an authorised accruals method of accounting (as that term is defined in FA 1996 s85) in respect of all loan relationships (as defined in s81) to which it is a party.

3.17.2 The Disclosure Letter contains full and accurate particulars of any loan relationship to which the Company is a party, whether as debtor or creditor, where any party to that loan relationship is connected with the Company for the purposes of FA 1996 Part IV Chapter II.

3.17.3 The Disclosure Letter contains full and accurate particulars of any loan relationship to which the Company is a party and to which FA 1996 s92 (Convertible securities etc) or s93
                  (Relationships linked to the value of chargeable assets) apply.

3.17.4 The Disclosure Letter contains full and accurate particulars of any debtor relationship (as defined in FA 1996 s103) of the Company which relates to a relevant discounted security to which FA 1996 Schedule 9 para 17 (Discounted securities where companies have a connection) or para 18 (Discounted securities of close companies) applies.

3.17.5            The Company has not entered into a transaction to which FA
                  1996 Schedule 9 para 11(1) (Transactions not at arm's length) applies.

3.17.6 The Company has not been, or is entitled to be, released from any liability which arises under a debtor relationship of the Company.

3.17.7 The Disclosure Letter contains full and accurate particulars of

                  (a) any loan relationship to which the Company is a party, whether as debtor or creditor, to which FA 1996 Schedule
                      15 para 8 (Transitional provisions for chargeable assets held after commencement) has applied or will apply on the occurrence of a relevant event (as defined by para 8(2)) in respect thereof;

                  (b) in each case, the amount of any deemed chargeable gain or deemed allowable loss which has arisen or will arise in consequence of the relevant event; and

                  (c) any election made pursuant to FA 1996 Schedule 15 para 9
                      (Election for alternative treatment of amounts specified in para 8).

                                       38

3.18              Value added tax

3.18.1            The Company:

                  (a) has duly registered and is a taxable person for the
                      purposes of value added tax;

                  (b) has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to value added tax;

                  (c) maintains complete, correct and up-to-date records for the purposes of the relevant legislation.

3.18.2            The Company:

                  (a) has not applied for treatment as a member of a group;

                  (b) is not or has agreed to become an agent, manager or
                      factor (for the purposes of VATA s47 (Agents, etc.))
                      of any person who is not resident in the United Kingdom, or the VAT representative within VATA s48 (VAT representatives) of such a person;

                  (c) is not in arrears with a payment or return, or liable to an abnormal or non-routine payment, or a forfeiture or penalty, or to the operation of a penal provision;

                  (d) has not been required by the Commissioners of Customs and
                      Excise to give security.

3.18.3 The Disclosure Letter contains full particulars of claims for bad debt relief made, or which may be made, by the Company under VATA s36 (Bad debts).

3.18.4 All supplies made by the Company are taxable supplies, and the Company is not and will not be denied credit for any input tax by reason of VATA s26 (Input tax allowable under s25) and regulations made thereunder.

3.18.5 No document has left the possession of the Company which, if improperly used by a third party, would lead to a liability on its part to pay an amount of value added tax under VATA Sched
                  11 para 5 (Recovery of VAT, etc.) which, but for the use, would not have been payable by it.

3.18.6 The Company has not within the past twelve months received a surcharge liability notice under VATA s59 (The default surcharge).

3.18.7 The Company has not received a penalty liability notice under VATA s64 (Repeated misdeclarations) or has made a return which contains a material inaccuracy within the meaning of that section.

3.18.8 The Company has not given a certificate for bvalue added tax purposes falling within VATA s62 (Incorrect certificates as to zero rating etc).

                                       39


3.18.9 The Company has not made a claim for repayment of value added tax under VATA s80 (Recovery of overpaid VAT) which has not been satisfied and in respect of which the Commissioners of Customs and Excise have raised or could raise the defence of unjust enrichment.

3.18.10 The Company has not acquired or brought into use on or after 1 April 1990 a computer or item of computer equipment costing
                  (pound)50,000 or more or land or buildings (or parts of buildings) costing (pound)250,000 or more.

3.18.11 The net total of all errors required by law to be corrected in VAT returns submitted by the Company (adding up all under declarations and subtracting all over declarations) as at the date of this agreement does not exceed
                  (pound)500.

3.19              Inheritance tax

3.19.1 The Company has not made a transfer of value (as defined in ITA s3 (Transfers of value)).

3.19.2 No Inland Revenue charge for unpaid inheritance tax (as provided by ITA ss237 and 238 (Inland Revenue charge for unpaid tax)) is outstanding over an asset of the Company or in relation to shares in the capital of the Company.

3.19.3 There are not in existence any circumstances whereby any power mentioned in ITA s212 (Powers to raise tax) could be exercised in relation to any shares, securities or other assets of the Company, or could be exercised but for ITA s204(6) (Limitation of liability).

3.20              Stamp duty

3.20.1 The Company has duly paid or has procured to be paid all stamp duty on documents to which it is a party or in which it is interested and which are liable to duty.

3.20.2 The Company has made all returns and paid all stamp duty reserve tax (SDRT) in respect of any transaction relating to chargeable securities to which it is a party or in respect of which it is liable to account for SDRT under FA 1986 Part IV.

3.20.3 Within the past five years the Company has not made a claim for relief or exemption under FA 1930 s42 (Relief from transfer stamp duty in case of transfer of property as between associated companies) or under FA 1986 s75 (Acquisitions:
                  reliefs).

3.20.4 The Company is not a party to a document held outside the United Kingdom which, if brought into the United Kingdom, would be liable to stamp duty under Stamp Act 1891 s14(4)
                  (Terms upon which instruments not duly stamped may be received in evidence).

                                       40


3.21              Deferred taxation

                  Where provision for deferred taxation is not made in the Last
                  Accounts, full details of the amounts of deferred taxation are disclosed in the Disclosure Letter.

4                 FINANCE

4.1               Capital commitments

                  There were no commitments on capital account outstanding at the Last Accounts Date with a value in excess of (pound)15,000 and, since the Last Accounts Date, the Company has not made or agreed to make capital expenditure, or incurred or agreed to incur capital commitments or disposed of or realised capital assets or an interest in capital assets with a value in excess of (pound)15,000.

4.2               Dividends and distributions

4.2.1             Since the Last Accounts Date and other than the Pre-completion
                  Dividends no dividend or other distribution (as defined in ICTA Part VI Chapter II as extended by ICTA s418) has been, or is treated as having been, declared, made or paid by the Company.

4.2.2 All dividends or distributions declared, made or paid by the Company were declared, made or paid in accordance with its articles of association and the applicable provisions of the Companies Acts.

4.3               Bank and other borrowings

4.3.1 Full and accurate details of all limits on the Company's bank overdraft facilities are set out in the Disclosure Letter.

4.3.2 The total amount borrowed by the Company from its bankers does not exceed its overdraft facilities.

4.3.3 The total amount borrowed by the Company (as determined in accordance with the relevant instrument) does not exceed any limitation on its borrowing powers contained in its articles of association or other relevant document.

4.3.4 The Company has no outstanding nor has agreed to create nor issue any loan capital; and it has not factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in the Last Accounts, or borrowed money which it has not repaid, apart from normal trade credit or borrowings not exceeding the amounts shown in the Last Accounts.

4.3.5 The Company has not, since the Last Accounts Date, repaid or become liable to repay any loan or indebtedness in advance of its stated maturity.

4.3.6 The Company has not received notice (whether formal or informal) from a lender of money, requiring repayment or intimating the enforcement of a security; and, so far as the Warrantors are aware, there is nothing likely to give rise to a notice.

                                       41

4.4               Loans by and debts due to the Company

4.4.1 The Company has not lent money which has not been repaid to it, or owns the benefit of any debt (whether or not due for payment), other than debts which have arisen in the ordinary course of its business.

4.4.2 The Company has not made a loan or quasi-loan contrary to the Companies Acts.

4.4.3 The Company has not made a loan, which remains outstanding, on terms entitling it to receive either a rate of interest varying with, or a share of, the profits of a business.

4.5               Liabilities

4.5.1 There has been no exercise, purported exercise or claim for a charge, lien, encumbrance or equity over fixed assets of the Company.

4.5.2 There is no dispute directly or indirectly relating to fixed assets of the Company.

4.5.3 The Company has not been the tenant of, or a guarantor in respect of, leasehold property other than the Property.

4.6               Bank accounts

                  Since the date of each bank statement provided pursuant to clause 6 there have been no payments out of the account to which the statement relates, except for payments in the ordinary and normal course of business.

4.7               Continuation of facilities

                  In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to the Company (referred to in this clause as "facilities"):

                  (a) the Disclosure Letter sets out full and accurate details and there are attached to it accurate copies of all documents relating to the facilities;

                  (b) there has been no contravention of, or non-compliance
                      with, the provisions of those documents;

                  (c) no steps for the early repayment of indebtedness have
                      been taken or threatened;

                  (d) none of the facilities is dependent on the guarantee or indemnity of, or security provided by, a person other than the Company.

4.8               Creditors

                  There is no amount in excess of (pound)1,000 owing by the Company to a creditor which has been due for more than seven weeks.

                                       42

4.9               Government grants

                  The Company has not applied for or received a grant or subsidy or financial assistance from a government department or agency or a local or other authority.

5                 TRADING

5.1               Changes since Last Accounts Date

                  Since the Last Accounts Date and, in particular, but without limitation, in the period from 1 July 1998 to the date of
                  Completion:

                  (a) the business of the Company has been continued in the
                      normal course;

                  (b) there has been no deterioration in the gross income of the Company.

5.2               Vendors' other interests and liabilities to the Company

5.2.1 Neither the Warrantors nor their respective Associates, have any rights or interests, directly or indirectly, in businesses other than those now carried on by the Company, which are or are likely to be, or become, competitive with the businesses of the Company, except as registered holder or owner with full title guarantee of securities listed on the Stock Exchange, or traded on the alternative investment market of the Stock
                  Exchange, and in respect of which a Warrantor, with his Associates, holds with full title guarantee less than 5 per cent of any single class of the securities in that company.

5.2.2 There is no outstanding indebtedness of a Vendor, or his Associates, to the Company.

5.3               Effect of sale of Shares

5.3.1 So far as the Warrantors are aware, after Completion (whether by reason of an existing agreement or arrangement or otherwise) as a result of the proposed acquisition of the Company by the Purchaser:

                  (a) no supplier of the Company will cease, or be entitled to cease, supplying it or may substantially reduce its supplies to it;

                  (b) no customer of the Company will cease, or be entitled to cease, to deal with it or may substantially reduce its existing level of business with it;

                  (c) the Company will not lose the benefit of a right or
                      privilege which it enjoys;

                  (d) no officer or senior employee of the Company is likely to leave.

5.3.2 Compliance with the terms of this agreement does not and will not:

                  (a) conflict with, or result in the breach of, or constitute a default under an agreement or arrangement to which the Company is a party, or a

                                       43

                      provision of the memorandum or articles of association of the Company or an encumbrance, order, judgement, award, injunction, regulation or other restriction or obligation by which or to which an asset of the Company is bound or subject;

                  (b) relieve another person from an obligation to the Company
                      (whether contractual or otherwise), or enable another person to determine such an obligation, or a right or benefit enjoyed by the Company, or to exercise a right, whether under an agreement with, or otherwise in respect of, the Company;

                  (c) result in the creation, imposition, crystallisation or enforcement of an encumbrance on assets of the Company;

                  (d) result in present or future indebtedness of the Company becoming due and payable, or capable of being declared due and payable, prior to its stated maturity.

5.4 Conduct of businesses in accordance with memoranda and articles of association

5.4.1 The Company has carried on business and conducted its affairs in accordance with its memorandum and articles of association from time to time.

5.4.2 The Company is empowered and duly qualified to carry on business in all jurisdictions in which it carries on business.

5.5               Joint ventures and partnership

5.5.1 The Company is not, nor has it agreed to become, a participant in or member of a joint venture, consortium, partnership or other unincorporated association.

5.5.2 The Company is not, nor has it agreed to become, a party to an agreement or arrangement for sharing commissions or other income.

5.6               Agreements relating to the management and business

                  There are no agreements or arrangements between the Company and a person who is a shareholder, or the owner with title guarantee of an interest, in it, or in a company in which the Company is interested, or an Associate of such a person, relating to the management of the Company's business, or the appointment or removal of directors of the Company, or the ownership or transfer of ownership or the letting of assets of the Company, or the provision, supply or purchase of finance, goods, services or other facilities to, by or from the Company, or in any other respect relating to its affairs.

5.7               Agency agreements and agreements restricting business

5.7.1 The Company is not a party to an agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or a restrictive trading or

                                       44

                  other agreement or arrangement pursuant to which its business is carried on, or which restricts its freedom to carry on its business in the United Kingdom or elsewhere in such manner as it thinks fit.

5.7.2 The Company is not bound by an undertaking or assurances given to a court or governmental agency.

5.8               Unfair trade and restrictive practices

5.8.1 The Company has not committed, nor omitted to do, anything which is likely to give rise to a fine or penalty.

5.8.2 The Company is not a party to an agreement, practice or arrangement which:

                  (a) contravenes the Trade Descriptions Act 1968;

                  (b) contravenes the Fair Trading Act 1973 Part XI;

                  (c) would, or might, result in a reference of a "consumer
                      trade practice", within the meaning of the Fair Trading
                      Act 1973 s13, or be liable to reference to the Consumer
                      Protection Advisory Committee under Part II of the said Act;

                  (d) contravenes the Consumer Credit Act 1974;

                  (e) contravenes, or is invalidated (in whole or in part) by, or is subject to registration under, the Restrictive Trade
                      Practices Acts 1976 and 1977;

                  (f) contravenes, or is invalidated by, the Resale Prices Act
                      1976;

                  (g) contravenes the Treaty of Rome;

                  (h) contravenes any other anti-trust, anti-monopoly or
                      anti-cartel legislation or regulations.

5.8.3 The Company has not engaged in an anti-competitive practice as defined in the Competition Act 1980.

5.9               Litigation, disputes and winding up

5.9.1 The Company is not engaged in litigation or arbitration proceedings, as plaintiff or defendant; there are no proceedings pending or threatened, either by or against the Company; and, so far as the Warrantors are aware, there is nothing which is likely to give rise to litigation or arbitration.

5.9.2 There is no dispute with a revenue or other official department in the United Kingdom or elsewhere in relation to the affairs of the Company and, so far as the Warrantors are aware, there is nothing which is likely to give rise to a dispute.

5.9.3 There are no claims pending or threatened and, so far as the Warrantors are aware, likely to arise, against the Company, by an employee or third party in respect of an accident or injury, which are not fully covered by insurance.

                                       45


5.9.4 No order has been made, or petition presented, or resolution passed for the winding up of the Company; no distress, execution or other process has been levied in respect of the Company which remains undischarged; and there is no unfulfilled or unsatisfied judgment or court order outstanding against the Company.

5.9.5 The Company has not stopped payment nor is insolvent nor unable to pay its debts within the meaning of Insolvency Act
                  1986 s123 (but omitting any requirement to prove anything to the satisfaction of the court).

5.10              Compliance with statutes

5.10.1 Neither the Company, nor any of its officers, agents or employees (during the course of their duties in relation to it), has committed, or omitted to do, an act or thing, the commission or omission of which is, or could be, in contravention of an act, order, regulation or the like
                  (whether of the United Kingdom or elsewhere) giving rise to a fine, penalty, default proceeding or other liability on its part.

5.10.2 The Company has conducted and is conducting its business in accordance with all applicable laws and regulations, whether of the United Kingdom or elsewhere.

5.10.3 The Company does not carry on (or has, at any time when not an authorised person under Chapter III, Financial Services Act
                  1986, carried on) investment business in the United Kingdom within the meaning of that Act.

5.11              Data protection

5.11.1 The Company has complied with all relevant requirements of the Data Protection Act 1984 including:

                  (a) the data protection principles established in the Act;

                  (b) requests from data subjects for access to data held by it;

                  (c) the requirements relating to the registration of data
                      users.

5.11.2 The Company has not received a notice or allegation from either the data protection registrar or a data subject alleging non-compliance with the data protection principles or prohibiting the transfer of data to a place outside the United
                  Kingdom.

5.11.3 No individual has claimed, or will have the right to claim, compensation from the Company under the Act for loss, or unauthorised disclosure, of data.

5.12              Documents stamped

                  All documents which affect the right, title or interest of the Company in or to any of its properties, undertaking or assets, or to which the Company is a party, and which attract stamp duty have been duly stamped within the requisite period for stamping.

                                       46


5.13              Business names

                  The Company does not use a name for any purpose other than its full corporate name.

5.14              Transactions involving directors

                  The Company has not been a party to a transaction to which CA s320 or s330 may apply.

5.15              Powers of attorney and authority

5.15.1            No power of attorney given by the Company is in force.

5.15.2 No authorities (express or implied) by which another person may enter into a contract or commitment to do anything on behalf of the Company are outstanding.

5.16              Licences and consents

                  The Company has obtained all necessary licences and consents for the proper carrying on of its business (short particulars of each licence and consent being set out in the Disclosure
                  Letter); all the licences and consents are valid and subsisting; the Company is not in breach of any of the licences or consents; and, so far as the Warrantors are aware, there is nothing that might prejudice their continuation or renewal.

5.17              Subsisting contracts

5.17.1 The Company is not a party to a contract, transaction, arrangement or liability which:

                  (a) is outside the ordinary and proper course of business;

                  (b) is for a fixed term of more than six months;

                  (c) is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

                  (d) cannot be terminated by it, in accordance with its terms, on sixty days' notice or less;

                  (e) is of a loss-making nature (that is, known by the
                      Warrantors to be likely to result in a loss to it on completion of performance);

                  (f) involves payment by it of amounts determined by reference to fluctuations in the index of retail prices, or another index, or in the rate of exchange for a currency;

                  (g) involves an aggregate outstanding expenditure by it of more than (pound)50,000;

                                       47

                  (h) involves, or is likely to involve, the supply of goods the aggregate sales value of which will represent in excess of 10 per cent of its turnover for the preceding financial year; or

                  (i) is a contract for hire or rent, hire purchase, or purchase by way of credit sale or periodical payment.

5.17.2 The provisions of the written contracts provided by the Vendors and accompanying the Disclosure Letter reflect the actual terms of such contracts.

5.18              Defaults under agreements by the Company

5.18.1            The Company is not:

                  (a) in default under an agreement or arrangement to which it is a party, or in respect of another obligation or restriction by which it is bound;

                  (b) in default under an obligation existing by reason of
                      membership of an association or body.

5.18.2 No threat or claim of default under an agreement, obligation or arrangement has been made, and is outstanding, against the Company; so far as the Warrantors are aware, there is nothing whereby an obligation, right, benefit or entitlement may be prematurely terminated or rescinded by any other party, or by which the terms may be worsened.

5.19              Other party's defaults

                  So far as the Warrantors are aware, no party to an agreement or arrangement with, or under an obligation to, the Company is in default under it, being a default which is material in the context of the Company's financial or trading position; and, so far as the Warrantors are aware, there is nothing likely to give rise to a default.

5.20              Outstanding offers

                  No offer, tender or the like is outstanding which may be converted into an obligation of the Company by the unilateral act of another person.

5.21              Purchases and sales from or to one party

                  Not more than 25 per cent of the aggregate amount of all the purchases, and not more than 25 per cent of the aggregate amount of all the sales, of the Company are obtained, or made, from or to the same supplier or customer, (including a person connected with the supplier or customer); and so far as the Warrantors are aware, no material source of supply to the Company, or material outlet for the sales of the Company, is or is likely to be in jeopardy.

5.22              Guarantees and indemnities

                  No guarantee, or agreement for indemnity or for suretyship given by the Company or for its accommodation is outstanding.

                                       48


5.23              Insider contracts

5.23.1 No agreement or arrangement to which the Company is a party and which a Vendor, or an Associate of a Vendor, or a director of the Company, or an Associate of such director, is or has been interested, whether directly or indirectly, is outstanding or existed during the past three years.

5.23.2 The Company is not a party to, and its profits or financial position during the past three years have not been affected by, an agreement or arrangement which was or is not at arm's length.

5.24              Management reports

                  There have been no reports, concerning the Company by financial or management consultants during the past three years.

5.25              Pollution

                  So far as the Warrantors are aware, the Company has complied, and has adequate facilities to continue to comply, with all legislation relating to the disposal of industrial effluent.

6                 ENVIRONMENTAL WARRANTIES

6.1               For the purposes of this clause the expression "Environmental
                  Legislation" means:

6.1.1             The Environmental Protection Act 1990 ("the EPA");

6.1.2             The Control of Pollution Act 1974;

6.1.3             The Planning (Hazardous Substances) Act 1990;

6.1.4             The Radioactive Substances Act 1960;

6.1.5             The Clean Air Act 1968;

6.1.6             The Health and Safety at Work etc Act 1974;

6.1.7             The Alkali etc Works Regulation Act 1906;

6.1.8             The Public Health Act 1936;

6.1.9             The Safety (Emissions into the Atmosphere) Regulations 1983.

6.2 So far as the Warrantors are aware and having made no environmental searches or surveys, the Company is in compliance with Environmental Legislation and no offence has been committed on or in connection with the Freehold Property or any activities, processes or substances in, on, over or under the Freehold Property under the Environmental
                  Legislation.

6.3 No writ, summons, order, enforcement notice, prohibition notice or other notice has been issued or served and no direction of any public or other statutory authority has been made with regard to the Freehold Property and/or any activities, processes or substances, in, on, over, or under the Freehold

                                       49


                  Property pursuant to the Environmental Legislation and no prosecutions have been instituted with respect thereto.

6.4 No complaints have been made by any third party with regard to the Freehold Property and/or any activities, processes or substances in, on, over or under the Freehold Property as a result of any actual or alleged breach of the Environmental
                  Legislation or the presence of any waste (as defined in the EPA) of any kind, noise, vibration, smell, fumes or similar matters nor have any such matters been spilled, released, discharged or disposed of in the soil or water in, under or upon the Freehold Property.

6.5 The Company has not received nor applied for any grants or funds from any public authority in connection with environmental improvements on the Freehold Property.

7                 EMPLOYMENT

7.1               Employees and terms of employment

7.1.1 Complete and accurate particulars of the identities, dates of commencement of employment, or appointment to office, and terms of employment of all the employees and officers of the Company, including profit sharing, commission or discretionary bonus arrangements, are contained in the Disclosure Letter.

7.1.2 There are no agreements or arrangements between the Company and a trade union or other body representing employees.

7.1.3 No contract of service exists between the Company and a director or employee in relation to which the requirements of CA s319 have not been fulfilled.

7.2               Bonus schemes

7.2.1 There are no schemes in operation entitling an employee of the Company to a commission or remuneration calculated by reference to the whole or part of the turnover, profits or sales of the Company.

7.2.2 The Company has not registered a profit-related pay scheme under the provisions of ICTA Part V Chapter III.

7.3               Changes in remuneration

7.3.1 During the period to which the Last Accounts relate and since the Last Accounts Date or (where employment or holding of office commenced after the beginning of the period) since the commencing date of the employment or holding of office:

                  (a) no change has been made in the rate of remuneration,
                      emoluments or pension benefits, of an officer, ex-officer or senior executive of the Company (a senior executive being a person in receipt of remuneration in excess of (pound)25,000 per annum);

                                       50

                  (b) no change has been made in any other terms of employment of an officer or senior executive.

                  (c) The Company is not obliged nor accustomed to pay anything other than in respect of remuneration or pension benefits, to or for the benefit of an officer or employee of the Company, or their Associates.

                  (d) No negotiations for an increase in the remuneration or benefits of an officer or employee of the Company are current or, so far as the Warrantors are aware, likely to take place within six months after Completion.

7.4               Termination of contracts of employment

7.4.1 All contracts of service to which the Company is a party are determinable at any time on three months' notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996).

7.4.2 No executive of the Company, who is in receipt of remuneration in excess of (pound)25,000 per annum, and no officer of the Company has given or received notice terminating his employment, except as expressly contemplated in this agreement, or will be entitled to give notice as a result of this agreement.

7.5               Industrial disputes and negotiations

                  The Company nor its employees is involved in an industrial dispute, and there are no facts known to the Company or its directors or to the Warrantors which might suggest that there may be an industrial dispute involving the Company or that this agreement may lead to an industrial dispute.

7.6               Industrial agreements

                  The Company has not entered into a collective agreement with a trade union nor has it recognised a trade union for any such (or other) purpose nor has it done anything which amounts to entering into a collective agreement or recognising a trade union under the Trade Union and Labour Relations
                  (Consolidation) Act 1992.

7.7               Redundancies

                  No employee will become redundant and be entitled to a redundancy payment as a result of this agreement.

7.8               Pensions

                  The Company is not under a legal or moral obligation, nor is it a party to an ex-gratia arrangement, to pay pensions, gratuities, superannuation allowances or the like, or otherwise to provide "relevant benefits" within the meaning of ICTA s612(1), to or for any of its past or present officers or employees or their

                                       51

                  dependants; and there are no retirement benefits, or pension or death benefits, or similar schemes or arrangements in relation to the Company.

7.9               Personal injury

                  No employee has suffered personal injury during the course of his employment with the Company at any time during the last 5 years.

7.10 No employee has notified the Company that he is disabled under the Disability Discrimination Act 1995 and no "reasonable adjustments" under section 6 of such Act have been requested and/or, so far as the Warrantors are aware, contemplated.

8                 ASSETS

8.1               Ownership of assets

8.1.1 The Company owned at the Last Accounts Date, and had good and marketable title to, all the assets included in the Last
                  Accounts (other than the Property) and (except for current assets subsequently sold or realised in the ordinary course of business) still owns and has good and marketable title to them and to all assets acquired since the Last Accounts
                  Date.

8.1.2 The Company has not created, nor granted, nor agreed to create or grant, a security interest or other encumbrance in respect of fixed assets included in the Last Accounts (excluding the Property), or acquired or agreed to be acquired since the Last
                  Accounts Date, otherwise than in the ordinary course of its business.

8.1.3 None of the assets, undertaking, goodwill or uncalled capital of the Company (excluding the Property) is subject to, and the Company has not agreed to grant an option, charge, lien or encumbrance, or right of pre-emption.

8.2               Retention of title

                  The Company does not hold goods which it purchased on terms that property does not pass until full payment is made or all indebtedness discharged.

8.3               Insurance

8.3.1 Nothing has been done or omitted to be done which could make any policy of insurance of the Company void or voidable, or which is likely to result in an increase in premium. Full particulars of all insurances maintained by the Company have been disclosed to the Purchaser. Such policies are current, in full force and effect and all premiums due on all such policies of insurance have been paid.

                                       52

8.3.2 No claim is outstanding under any of the said policies and, so far as the Warrantors are aware, no circumstances exist which are likely to give rise to a claim.

8.4               Leased assets

                  No circumstance has arisen or so far as the Warrantors are aware is likely to arise in relation to an asset held by the Company under a lease or similar agreement as a result of which the rental payable has been, or is likely to be, increased and, in particular, all the leased assets have at all relevant times been used for a qualifying purpose within the meaning of CAA s39.

8.5               Plant in working order

8.5.1 The plant, machinery, vehicles and other equipment used in connection with the business of the Company:

                  (a) are in a good state of repair and condition and in
                      satisfactory working order and have been regularly and properly maintained;

                  (b) are in its possession and control, and are its absolute property, except for the items which are the subject of the hire purchase, leasing or rental agreements listed in the Disclosure Letter, or in respect of which the outstanding payments do not exceed (pound)1,000;

                  (c) are not expected to require replacements or additions
                      at a cost in excess of (pound)10,000 within the next six months;

                  (d) are all capable, and (subject to normal wear and tear)
                      will remain capable, throughout the period of time during which they are each written down to a nil value in the accounts of Company (in accordance with the accounting principles disclosed in the Last Accounts) of doing the work for which they were designed or purchased.

8.5.2 Copies of all maintenance contracts have been provided to the Purchaser prior to Completion and are in full force.

8.6               Intellectual property rights and trade secrets

8.6.1             No Intellectual Property Rights are owned by the Company.

8.6.2 Neither the business of the Company [nor any licence granted by the Company]` nor any process or products of the Company infringes an Intellectual Property Right of another person or involves the unlicensed use of an Intellectual Property Right.

8.6.3 Particulars of any licences granted to the Company in relation to Intellectual Property Rights are set out in the Disclosure Letter and the Company has not committed a breach of the licences.

                                      53


8.6.4 The Company has no liability to pay compensation under the Patents Act 1977, ss40 and 41.

8.6.5 The Company has not (otherwise than in the ordinary and normal course of business) disclosed, or permitted to be disclosed, or undertaken or arranged to disclose, to a person other than the Purchaser any of its know-how, technical information, trade secrets, confidential information, price lists or lists of customers or suppliers.

8.6.6 The Company is not a party to a secrecy agreement or agreement which may restrict the use or disclosure of information.

8.6.7 Nothing has been done or omitted by the Company which would enable a licensee under a licence granted by the Company to terminate it, or which constitutes a breach of its terms.

8.7               Year 2000

                  So far as the Warrantors are aware, in relation to hardware and software used in the business of the Company, none of it contains embedded logic or code which will fail to recognise year 2000 as such, or which might fail or cause other hardware or software to cease to perform according to specification or to the needs of the Company's business by reason of the date change after 31 December 1999, or cannot accurately and correctly process data including dates from different countries.

9                 PROPERTIES

9.1               Title

                  The Property comprises all the properties owned, occupied or otherwise used by the Company in connection with its business.

9.2               Statutory obligations

9.2.1 As far as the Warrantors are aware, the Company has complied and is complying with applicable statutory and by-law requirements with respect to the Freehold Property, and in particular with the requirements as to fire precautions and under the Public Health Acts, the Housing Acts, the Highway
                  Acts, Offices, Shops and Railway Premises Act 1963, the
                  Factory Acts and the London Building Acts.

9.2.2 As far as the Warrantors are aware, there is no unperformed obligation with respect to the Freehold Property necessary to comply with the requirements (whether formal or informal) of a competent authority exercising statutory or delegated powers.

                                      54


9.2.3             No licences are required, whether under the Licensing Act
                  1988 or otherwise, in relation to the Freehold Property.

9.2.4 Save in respect of the Leasehold Property, the Company has not at any time been a tenant under any lease.

                                      55


                        SCHEDULE 4 - DEED OF INDEMNITY

DATED:
PARTIES:

1. "Covenantors": The persons whose names/addresses are set out in the schedule

2. "Purchaser":   Healthworld Holdings Limited (registered number 3458882) whose registered office is at 1 Thames Street, Windsor, Berkshire
                  SL4 1PL

RECITAL

This deed is entered into in accordance with an agreement (the "Agreement") made between the Covenantors and the Purchaser relating to the acquisition of the entire issued share capital of Colwood House Medical Publication (UK) Limited
(registered in England and Wales under no: 2213846).

1                 Definitions

1.1               In this deed:

1.1.1 the same meaning is given to words and expressions defined in the Agreement except where otherwise provided or expressly defined below;

1.1.2 "Taxation" means all forms of taxation, duties and levies whatsoever and whenever imposed, whether by governmental or other authority and whether of the United Kingdom or elsewhere, and (without limitation) includes:

1.1.3 income tax, corporation tax, capital gains tax, inheritance tax, stamp duty, value added tax, customs and other import duties and national insurance contributions and any payment whatsoever which the Company may be or become bound to make to any person as a result of any enactment relating to taxation and any other taxes, duties or levies supplementing or replacing any of the above;

1.1.4 all interest, fines and penalties incidental, or relating, to any such taxation, duties or levies, whatsoever.

1.2 "Relief" includes (without limitation) any loss, relief, allowance, exemption, set-off or deduction in computing, or against, profits, income or gains of any description or from any source, or credit against Taxation.

1.3 "Liability to Taxation" means any liability to make a payment in respect of Taxation but does not include:-


1.3.1 the loss, counteracting or clawing back of any Relief which would otherwise have been available to the Company;

                                      56


1.3.2 the nullifying, cancellation or set-off of a right to repayment of Taxation which would otherwise have been available to the Company;

                  PROVIDED however that if the loss, counteracting or clawing back of any Relief referred to in paragraph 1.3.1, or the nullifying, cancellation or set-off of a right to repayment as referred to in paragraph 1.3.2 results in a liability of the Company to make a payment in respect of Taxation in respect of an accounting period commencing prior to Completion, that liability shall itself be a "Liability to Taxation" for the purposes of this deed.

1.4 "Claim for Taxation" includes (without limitation) any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of the Inland Revenue or Customs and Excise authorities or any other statutory or governmental authority or body whatsoever in any part of the world or any form of self-assessment under the Pay and File system introduced by the Finance Act 1990, whereby the Company is, or is likely to be, subject to a Liability to Taxation (whether or not it is primarily payable by the Company and whether or not the Company has, or may have, any right of reimbursement).

1.5 "Final Determination" means, in relation to a Claim for Taxation where there is an appeal against that assessment or self-assessment:

1.5.1 an agreement under section 54 Taxes Management Act 1970 or any legislative provision corresponding to that section;

1.5.2 a decision of a court or tribunal from which either no appeal lies or in respect of which no appeal is made within the prescribed time limit.

1.6 References to paragraphs are to paragraphs of this deed, unless otherwise stated.

2                 Covenant

2.1 Subject as provided below, the Covenantors jointly and severally covenant with the Purchaser that they will indemnify the Purchaser against:

2.1.1 any Liability to Taxation or any depletion in the value of the assets of the Company, arising by reason of, or in consequence of, or in connection with, any Liability to Taxation; and

2.1.2 the costs, charges and expenses reasonably incurred by the Company in relation to any demands, actions, proceedings and claims in respect of Liabilities to Taxation or Claims for Taxation.

2.2 The covenant in paragraph 2.1 shall apply only where the Liability to Taxation or the Claim for Taxation:-

                                      57


2.2.1 results from or is made wholly or partly in respect of or in consequence of any acts, omissions or transactions whatsoever of the Company occurring or entered into on or before the Completion Date; or

2.2.2 results from, or is calculated by reference to, any actual or deemed income, profits or gains earned, received or accrued, or deemed to have been earned, received or accrued, on or before the Completion Date; or

2.2.3 results from, or is calculated by reference to, any dividend or distribution declared, paid or made, or deemed to have been paid or made, on or before the Completion Date other than the Pre-Completion Dividends.

2.3 If any payment due from the Covenantors under this deed will be, or has been, subject to a Liability to Taxation, the Purchaser shall be entitled to receive from the Covenantors on demand such amount as ensures that the net receipt, after Taxation, to the Purchaser in respect of the payment is the same as it would have been were the payment not subject to Taxation in the hands of the Purchaser.

3                 Exclusions

3.1 The indemnity in paragraph 2.1 shall not apply to any Liability to Taxation or Claim for Taxation:

3.1.1 to the extent that allowance, provision or reserve is made in the Last Accounts or is specifically referred to and quantified in the notes to those accounts;

3.1.2 for which the Company is, or may become, liable wholly or primarily as a result of transactions in the ordinary course of its business after the Last Accounts Date;

3.1.3 to the extent that the Liability to Taxation or Claim for Taxation arises as a result of any increase in rates of Taxation made after the Last Accounts Date;

3.1.4 which is attributable to the Company ceasing to be entitled to the small companies' rate of corporation tax as a result of the purchase of the Shares by the Purchaser;

3.1.5 to the extent that it would not have arisen but for the fact that the treatment in future accounts of the Company of assets or liabilities, or of the Taxation attributable to timing differences, is different from the treatment in the Last Accounts.

3.2 If any provision or reserve for Taxation in the Last Accounts or the Completion Accounts shall at the date of any payment required to be made by the Warrantors provide to have been an overprovision or overreserve, then the amount of such overprovision or overreserve shall be set-off against any actual

                                      58


                  liability of the Warrantors in respect of any claim(s) under the Deed of Indemnity.

3.3 The provisions of Schedule 6 of the Agreement shall apply to this deed.

4                 Mitigation

4.1 Except as provided in paragraph 4.2, the Covenantors shall be liable under the indemnity in paragraph 2.1 notwithstanding any Reliefs, rights of repayment, or other rights or claims of a similar nature which may be available to any person entitled to the benefit of the indemnity to set against or otherwise mitigate any Liability to Taxation so that the indemnity in paragraph 2.1 shall take effect as though the Reliefs, rights of repayment, or other rights or claims were not available.

4.2 The provisions of paragraph 4.1 shall not apply if and to the extent that the Reliefs, rights of repayment or other rights or claims arose wholly or mainly by reason of any act, omission or transaction of the Company on or before the Last
                  Accounts Date.

4.3 Where and to the extent that paragraph 4.2 applies, credit shall be given to the Covenantors against any liability under this deed for any such Reliefs, rights of repayment or other rights or claims as are mentioned in paragraph 4.1.

4.4 When the Covenantors have satisfied an obligation under this deed to indemnify the Purchaser against a Liability to Taxation and the Purchaser or the Company has (whether by operation of law, contract or otherwise) a right of reimbursement (including by way of indemnity) against any other person or persons in respect of the Liability to Taxation, the Purchaser shall or shall procure that the Company shall take all reasonable steps to enforce the right, and repay to the Covenantors any sum recovered by the Purchaser or the Company by reason of the right, or shall or shall procure that the Company shall, at the request and expense of the Covenantors, assign the right to the Covenantors, in such form as they shall reasonably require.

5                 Notification of claims

                  The Purchaser shall notify the Covenantors in writing of any Claim for Taxation which comes to its or the Company's notice, whereby it appears that the Covenantors are or may become liable to indemnify the Purchaser under this deed as soon as reasonably practicable after the date on which the Claim for Taxation comes to the notice of the Purchaser and no later than 10 Business Days prior to the expiry of any time limit for appealing the Claim for Taxation except that failure to give such notice shall not prejudice the Purchaser's right to bring a claim under this deed.

                                      59


6                 Dates for and quantum of payments

6.1 This clause shall apply solely for determining the date on which any payments or repayments shall be made by or to the Covenantors pursuant to this deed and (where expressly provided) the amounts of the payments or repayments.

6.2 The Covenantors shall make payment to the Purchaser to the extent that, and on the date on which, the Company discharges or is deemed to discharge a Liability to Taxation in respect of which the Purchaser is entitled to be indemnified under this deed.

6.3 The Purchaser shall make a repayment to the Covenantors to the extent that, and on the date on which, the Purchaser or the Company receives any repayment of any amount paid in respect of any Liability to Taxation pursuant to paragraph
                  6.2. Any repayment to the Covenantors pursuant to this paragraph 6.3 shall not prejudice the rights of the Purchaser against the Covenantors in the event that a further Liability to Taxation is imposed upon the Company, whether in respect of matters to which the repayment relates or otherwise.

6.4 For the purposes of paragraph 6.2, the Company shall be deemed to discharge a Liability to Taxation:

6.4.1             on the date on which the Company pays any amount of Taxation;
                  or

6.4.2 on the date on which any Liability to Taxation would have fallen due but for Reliefs, rights of repayment, or other rights or claims of a similar nature to which paragraph 4.1 applies.

6.5 For the purpose of paragraph 6.3, the Company shall be deemed to receive a repayment:

6.5.1 on the date on which the Company receives a repayment of Taxation to which paragraph 6.2 applies;

6.5.2 if and when the Company would have received a repayment but for a Liability to Taxation in respect of which the Company is not entitled to be indemnified under this deed;

6.5.3 if and when the Company would have received a repayment had the Liability to Taxation been discharged by a payment of Taxation; or

6.5.4 if and when the Company is able to obtain the benefit of a reduction in its Liability to Taxation as a result of the right to repayment.

6.6               Upon Final Determination of a relevant Claim for Taxation the
                  Covenantors shall promptly pay to the Purchaser such amount, or further amount in addition to any sums already paid under this deed, as is required to cover the full liability of the Covenantors under this deed.

                                      60


6.7               Any dispute in relation to the provisions of paragraphs 6.4,
                  6.5 or 6.6 may be referred, by the Purchaser or the Covenantors, to the auditors for the time being of the Company, acting as experts and not as arbitrators, whose certificate shall be final and binding upon the parties in the absence of manifest error.

6.8 In lieu of making any payment under this deed to the Purchaser the Covenantors shall at the direction of the Purchaser be entitled to make it direct to the Inland Revenue on behalf of the Company and any such payment shall pro tanto discharge the obligations of the Covenantors under this deed.

7                 General

7.1 The provisions of the Agreement relating to notices shall apply to notices to be given under, or in connection with, this deed except that references to "Warrantors" in these provisions will be deemed to be references to "Covenantors".

7.2 The construction, validity and performance of this deed shall be governed by the laws of England and Wales.

                  Executed by the parties as a deed on the date of this deed.

                                      61


                                   SCHEDULE

Anthony Clive Davies
Barn Platt
Castle Grove Road
Chobham
Woking
Surrey  GU24 8EF

Stephen Robert Cantle
Broomrigg House
Broomrigg Road
Fleet
Hampshire  GU13 8LR

                                      62


                        SCHEDULE 5 - EARNOUT PROTECTION

The Purchaser on behalf of itself, its Associates and assignees undertakes to the Vendors that for the period from Completion to 30 June 2001, it shall (otherwise than as required by law or pursuant to a commitment (whether legally binding or not) created on or before Completion or otherwise than in the ordinary course of business as carried on immediately before Completion) not take any action or suffer anything to be done which it is reasonably able to prevent with the intention of frustrating or preventing the maximum amount of the Consideration being payable and being paid and (without prejudice to the generality of the foregoing) during such period it shall exercise its powers in relation to the Company and its rights as the beneficial owner of the whole or the issued share capital of the Company to procure that, save with the prior written consent of the Warrantors:

1                 the Company complies with the provisions of the Service
                  Agreement in favour of each of Clive Davies and Stephen
                  Cantle;

2 neither the Company nor the Vendors nor any other employee of the Company shall be required to provide the Purchaser or any member of the Purchaser's Group or any other person with any services or facilities which would cause unreasonable interference with or be materially detrimental to the ability of the Company to carry on its business properly, efficiently and profitably;

3                 subject to the provisions of the Service Agreements Clive
                  Davies and Stephen Cantle shall have day to day operational control of the Company;

4 the Company shall not be required to make a substantial change to the nature or scope of its business or trading activities;

5 no dismissal of senior employees (being a person in receipt of remuneration in excess of (pound)25,000 per annum) and no material change of the terms of conditions of such senior employees shall be made unless such dismissal is by way of summary termination in accordance with the terms of the relevant terms and conditions of employment;

6 no remuneration shall be payable by the Company for any director of the Company appointed from time-to-time by or at the direction of the Purchaser;

7 the Company will carry on its business as from time to time constituted in good faith and on commercially reasonable arm's length terms in the ordinary course and for its own benefit and will not act with the intention of running down the business of the Company in order to deprive the Vendors of any Consideration;

                                      63


8 there shall be no merger or amalgamation of the business of the Company with any other company or business and the Company shall not dispose of the whole of or substantially the whole of its business, undertaking or assets and the Company shall not cease to carry on business other than in circumstances to which the provisions of the Insolvency Act
                  1986 apply;

9 the Company, as a wholly owned subsidiary of the Purchaser, receives the benefits and advantages generally enjoyed by the other subsidiaries of the Purchaser subject to payment of any applicable costs, charges or expenses for such benefits and advantages;

10 other than in circumstances to which the provisions of the Insolvency Act 1986 apply, the Company will not cease its present trade nor will it petition for the liquidation of the Company nor permit or procure the passing of a resolution for a member's voluntary winding up of the Company;

11 other than in accordance with contract or in circumstances to which the provisions of the Insolvency Act 1986 apply, the Purchaser will not directly or indirectly request or procure the appointment of a receiver or administrator over the whole or any party of the assets or undertaking of the Company;

12 the Company does not make any change to its accounting reference date save the changes of such date to 31 December to be implemented on Completion;

13 the Company shall not enter into or agree to enter into any joint venture, partnership or agreement or arrangement for the sharing of profits or assets;

14 subject (after reasonable endeavours by the Purchaser in this respect at the cost of the Company) to funds being available, the Purchaser will make available to the Company sufficient monies to enable the Company to carry on its business in the ordinary and normal course;

15 the Company will not receive any professional services from a third party, including without limitation an audit and/or any accountancy and financial management services, having a cost
                  (exclusive of Value Added Tax) in excess of (pound)9,500 per annum per type of service nor enter into any transaction involving the purchase by the Company of any capital asset;

16 it will not and will procure that any of its Associates will not directly or indirectly endeavour to entice away from the Company or offer employment or a contract for service to or employ or engage any present employee of the Company nor directly or indirectly endeavour to entice away from the Company (other than by way of a general advertisement placed in the public

                                      64


                  domain) or offer employment or a contract for service to or employee or engage any present employee of the Company;

17 no management charges, service charges or other related costs or any property charges paid by the Company to the Purchaser or any of the Purchaser's subsidiaries shall be incurred by the Company;

18 the Company shall not be required to relocate the whole or a material part of its business to new premises or office accommodation outside the radius of 40 miles from its current premises;

19 the Company shall not pay any dividends, other than as provided in clause 6.9 and shall not make any loans to or replay any loans from the Purchaser and/or any Associated.

                                      65


                     SCHEDULE 6 - LIMITATIONS OF LIABILITY

Notwithstanding anything in this agreement to the contrary, the provisions of this Schedule shall operate to limit the liability of the Warrantors in respect of any Warranty Claim by the Purchaser.

1                 LIMITATIONS ON QUANTUM

1.1 Save in the event of fraud or dishonesty or gross negligence on the part of the Warrantors:

1.1.1 subject to paragraphs 1.1.2, 1.1.3 and 1.1.4, the total liability of the Warrantors for breach of the Warranties or under the Deed of Indemnity shall not in any event exceed an amount equal to the aggregate of the Consideration actually received by the Vendors from time-to-time together with the Pre-Completion Dividends; the Bonus and plus (pound)18,000;

1.1.2 the Warrantors shall not be liable in respect of any individual claim under the Warranties or the Deed of Indemnity unless the amount that would otherwise be recoverable from the Warrantors in respect of such claim but for this paragraph exceeds (pound)2,000;

1.1.3 subject to paragraph 1.1.2, the Warrantors shall not be liable in respect of any claim or claims under the Warranties or the Deed of Indemnity unless and until (and then in respect of all such claims and not merely the excess) the aggregate amount that would otherwise be recoverable from the Warrantors in respect of all such claims shall exceed
                  (pound)50,000;

1.1.4 the total liability of each of the Warrantors shall in respect of all claims under the Warranties and/or the Deed of Indemnity be limited to the aggregate of (pound)2,000,000 and one half of the amount of the First Deferred Payment and the Second Deferred Payment actually paid by the Purchaser from time-to-time;

1.1.5 the amount of any claim(s) under the Warranties or under the Deed of Indemnity in respect of any particular matter or circumstance shall be counted only once, so that the Purchaser shall not be entitled to aggregate any claims which it may make (or be entitled to make) under the Warranties and/or the Deed of Indemnity in respect of that particular matter or circumstance.

1.2 Nothing in this schedule shall in any way restrict or limit the general obligation of the Purchaser to mitigate any loss or damage which it may suffer in consequence of any breach of this agreement.

                                      66


2                 TIME LIMITS FOR BRINGING CLAIM

                  Save in the event of fraud, no claim shall be brought against the Warrantors in respect of any breach of the Warranties or under the Deed of Indemnity unless the Purchaser shall have given to the Warrantors written notice of such claim specifying (in reasonable detail) the matter which gives rise to the breach or claim, the nature of the breach or claim and an estimate of the amount claimed:

                  (a) on or before the date of the sixth anniversary of Completion in respect of claims relating to Taxation; or

                  (b) on or before the date of the second anniversary of Completion in respect of any other matters;

                  PROVIDED that the liability of a Warrantor under this paragraph shall absolutely determine (if such claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of such claim have not been commenced within twelve months of the service of such notice and for this purpose proceedings shall not be deemed to have been commenced unless they have been properly issued and validly served upon that Warrantor.

3                 CONDUCT OF WARRANTY CLAIMS

                  Upon the Purchaser becoming aware of any claim, act or demand against it or matter likely to give rise to any of these in respect of the Warranties or the Deed of Indemnity, the Purchaser shall:

                  (a) forthwith notify the Warrantors in writing as soon as it appears to the Purchaser that any assessment or claim of a third party received by or coming to the notice of the Purchaser may result in a Warranty Claim (except that failure by the Purchaser to give such notice shall not prejudice its ability to bring a Warranty Claim or to effect set-off pursuant to clause 3.6);

                  (b) make no admission of liability, agreement, settlement or compromise with any third party in relation to any such Warranty Claim without having first consulted the Warrantors.

4                 ACTS OF THE PURCHASER

                  No claim shall lie against the Warrantors under the Warranties or under the Deed of Indemnity if such claim is wholly or partly attributable to any voluntary act, omission, transaction or arrangement carried out by the Purchaser or on its behalf or by persons deriving title from the Purchaser or the cessation of

                                      67


                  any business carried on by the Company in any case on or after Completion otherwise than as required by law or pursuant to a commitment (whether legally binding or not) created on or before Completion

5                 LAST ACCOUNTS

                  No matter shall be the subject of a claim for breach of any of the Warranties or under the Deed of Indemnity to the extent that allowance, provision or reserve in respect of such matter shall have been made in the Last Accounts or has been included in calculating creditors or deducted in calculating debtors in the Last Accounts or shall have been otherwise taken account of or reflected in the Last Accounts.

6                 COMPLETION ACCOUNTS

                  No matter shall be the subject of a claim for breach of any of the Warranties or under the Deed of Indemnity to the extent that allowance, provision or reserve in respect of such matters shall have been made in the Completion Accounts or has been included in calculating creditors or deducted in calculating debtors in the Completion Accounts or shall have been otherwise taken into account or reflected in the Completion Accounts and in all cases which shall have resulted in a reduction in the Consideration pursuant to clause 5.5.

7                 RECOVERY FROM THIRD PARTIES

                  If the Warrantors pay at any time to the Purchaser an amount pursuant to a claim in respect of the Warranties or under the Deed of Indemnity and the Purchaser subsequently recovers from some other person any sum in respect of any matter giving rise to such claim, the Purchaser shall as soon as practicable repay to the Warrantors so much of the amount paid to the Purchaser as does not exceed the sum recovered from such other person less all costs, charges and expenses properly incurred by the Purchaser in recovering that sum from such other person.

8                 RETROSPECTIVE LEGISLATION

                  No liability shall arise in respect of any breach of any of the Warranties or under the Deed of Indemnity to the extent that liability for such breach occurs or is increased wholly or partly as a result of any legislation not in force at the date hereof which takes effect retrospectively.

                                      68


9                 TAXATION

9.1 The Warrantors shall have no liability in respect of a Warranty Claim to the extent that such claim would not have occurred or arisen but for any change in the basis of, method of calculation of, or increase in the rate or rates of Taxation or changes in the practice of the Inland Revenue made or coming into effect after the date of this agreement or the withdrawal of any extra-statutory concession currently granted by any tax authority.

9.2 The Warrantors shall have no liability in respect of a Warranty Claim to the extent that such claim occurs or arises or is increased as a result of any change made after Completion in any accounting or taxation policies or practice of the Company, the Purchaser or the Purchaser's Group.

10                NO LIABILITY FOR CONTINGENT OR NON-QUANTIFIABLE CLAIMS

                  If any breach of the Warranties or liability under the Deed of Indemnity arises by reason of some liability which, at the time such breach or claim is notified to the Warrantors, is contingent only or otherwise not capable of being quantified, then the Warrantors shall not be under any obligation to make any payment in respect of such breach or claim unless and until such liability ceases to be contingent or becomes capable of being quantified, as the case may be. So long as such claim shall have been notified to the Warrantors in accordance with paragraph 2 above, as appropriate, then the proviso to that paragraph shall be amended in relation to such claim so as to require that legal proceedings be commenced within twelve months from the date on which the said liability ceases to be contingent or becomes capable of being quantified, as the case may be, in order for the liability of the Warrantors not to determine.

11                INFORMATION OF THE PURCHASER

                  The Purchaser acknowledges and declares that in entering into this agreement it has not relied and is not relying on any warranties, representations, covenants, undertakings, indemnities, promises, forecasts or other statements whatsoever whether written or oral (and whether implied or otherwise) (collectively "Representations"), other than those expressly set out in this agreement and in the Deed of Indemnity, and the Purchaser hereby irrevocably and unconditionally waives any right it may have to claim damage for, or to rescind this agreement by reason of, any Representation not

                                      69


                  expressly set out in this agreement or the Deed of Indemnity unless such Representation was made fraudulently.

12                PAYMENT OF CLAIM TO BE REDUCTION IN PURCHASE PRICE

                  Any payment made by the Warrantors in respect of any claim under the Warranties or the Deed of Indemnity shall be deemed to be a reduction in the Consideration.

13                INSURANCE

                  No claim shall lie against the Warrantors under the Warranties if such claim is wholly or partly recoverable by the Purchaser or the Company or any member of the Purchaser's Group under the terms of any insurance policy of the Company which is in force as at the date of Completion.


                                      70


EXECUTED and DELIVERED as a deed            )
by ANTHONY CLIVE DAVIES in the              )     /s/ Anthony Clive Davies
presence of:                                )


Witness signature: /s/ Scott Lesner

Witness name: Scott Lesner

Witness address: 146 Regal Way, Kenton, Harrow, Middx, HA3, O5Q

Occupation: Trainee Solicitor

EXECUTED and DELIVERED as a deed            )
by STEPHEN ROBERT CANTLE in the             )     /s/ Stephen Robert Cantle
presence of:                                )


Witness signature: /s/ Scott Lesner

Witness name: Scott Lesner

Witness address: 146 Regal Way, Kenton, Harrow, Middx, HA3, O5Q

Occupation: Trainee Solicitor

EXECUTED and DELIVERED as a deed            )
by LESLEY DAVIES in the                     )     /s/ Anthony Clive Davies
presence of:                                )     As Attorney for Lesley Davies


Witness signature: /s/ Scott Lesner

Witness name: Scott Lesner

Witness address: 146 Regal Way, Kenton, Harrow, Middx, HA3, O5Q

Occupation: Trainee Solicitor

                                      71


EXECUTED and DELIVERED as a deed            )
by ALISON CANTLE in the                     )     /s/ Stephen Robert Cantle
presence of:                                )     As Attorney for Alison Cantle


Witness signature: /s/ Scott Lesner

Witness name: Scott Lesner

Witness address: 146 Regal Way, Kenton, Harrow, Middx, HA3, O5Q

Occupation: Trainee Solicitor

EXECUTED and DELIVERED as a deed            )
by HEALTHWORLD HOLDINGS LIMITED             )
acting by:                                  )

                                                  /s/ Stuart Diamond
                                                  Director

                                                  /s/ Andrew J. Turnbull
                                                  Company Secretary

                                      72
